Exhibit 10.9

INSTRUMENT NUMBER

One hundred thousand eight hundred forty-nine

23/1/2463	SEVENTH AMENDMENT	RNB/JMFC/odmc

VOLUME

Mexico City, on the twenty four days of the month of august, twenty twenty-three.

ROBERTO NÚÑEZ Y BANDERA, Notary Number One for this City, identifying myself as Notary to the parties to this instrument, do hereby certify:

SEVENTH AMENDMENT AND ACKNOWLEDGMENT AND RESTRUCTURING OF DEBT (THE “AMENDMENT”) to the mortgage loan agreement dated October 4, 2019 between:

(i) CIBANCO, SOCIEDAD ANONIMA, INSTITUCION DE BANCA MULTIPLE, as trustee of trust number CIB/3001 (CIB, slash, three, zero, zero, one), referred to by the parties thereto as “Murano 2000 Trust” (Fideicomiso Murano 2000), in its capacity as borrower and mortgagor (either the “Borrower” or the “Borrower Trust”), represented by Juan Pablo Baigts Lastiri and Gerardo Ibarrola Samaniego,

(ii) OPERADORA HOTELERA G.I., SOCIEDAD ANONIMA DE CAPITAL VARIABLE (“Operadora Hotelera GI”), as joint and several obligor, represented by Marcos Sacal Cohen,

(iii) MURANO WORLD, SOCIEDAD ANONIMA DE CAPITAL VARIABLE (formerly BVG WORLD, SOCIEDAD ANONIMA DE CAPITAL VARIABLE), as adhering joint and several obligor and for the purposes of clauses ten and eleven of the loan agreement (hereinafter “Murano World”), represented by Marcos Sacal Cohen,

(iv) OPERADORA HOTELERA GRAND ISLAND II SOCIEDAD ANONIMA DE CAPITAL VARIABLE, (“Operadora Hotelera GI2”, and together with Operadora Hotelera GI and Murano World, the “Joint and Several Obligors”), as adhering joint and several adherent obligor, represented by Marcos Sacal Cohen,

(v) BANCO SABADELL, SOCIEDAD ANONIMA, INSTITUCION DE BANCA MULTIPLE, as administrative and collateral agent (the “Agent”), represented by Gabriel Vázquez Celis,

(vi) SABCAPITAL, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, SOCIEDAD FINANCIERA DE OBJETO MULTIPLE, ENTIDAD REGULADA represented by Gabriel Vázquez Celis, BANCO NACIONAL DE COMERCIO EXTERIOR, SOCIEDAD NACIONAL DE CREDITO, INSTITUCION DE BANCA DE DESARROLLO represented by César Eduardo de la Peña Domínguez and Karla Yeneri Ventre Guerrero, CAIXABANK, S.A. represented by Natalia Andrea Rico Rodríguez, NACIONAL FINANCIERA, SOCIEDAD NACIONAL DE CREDITO, INSTITUCION DE BANCA DE DESARROLLO, represented by Arturo Gochicoa Acosta, as creditors,

(vii) with the appearance and consent for the purposes of the provisions of clauses two bis, three, ten, eleven, and nineteen of the loan agreement, as applicable, of MURANO PV, SOCIEDAD ANONIMA DE CAPITAL VARIABLE (“Murano PV”) and ELIAS SACAL CABABIE (“ESC”, and together with Murano PV, the “Appearers”), and for the purposes of the provisions of clause twenty-eight of this Amendment, MURANO AT GV, SOCIEDAD ANONIMA DE CAPITAL VARIABLE (“Murano at GV”), represented by Marcos Sacal Cohen, pursuant to the recitals, representations, and clauses below:

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R E C I T A L S

ONE. On October 4, 2019, (i) the Borrower, in that capacity, (ii) Operadora Hotelera GI, as joint and several obligor, (iii) the Agent, as lender and administrative and collateral agent, (iv) Bancomext and Caixabank, as lenders, and (v) with the appearance of Murano World and the Appearers, solely and exclusively for the purposes set forth therein, entered into a mortgage loan agreement whereby the lenders agreed to make available to the Borrower a loan up to an aggregate amount of the lesser of: (i) US$160,000,000.00 (one hundred sixty million and 00/100 Dollars, legal tender in the United States of America), or (ii) 55% (fifty- five percent) of the Construction Cost of the Project plus the value of the land of the Properties, considering a value of US$60,000,000.00 (sixty million and 00/100 Dollars legal tender in the United States of America), pursuant to the terms and conditions set forth therein (as amended from time to time, including, without limitation, by the Sabadell Assignment Agreement and Prior Amendments (as such terms are defined below), the “Loan Agreement”).

TWO. On December 21, 2020, (i) the Agent, as assignor and administrative and collateral agent, (ii) Sabcapital, Sociedad Anónima de Capital Variable, Sociedad Financiera de Objeto Múltiple, Entidad Regulada, as assignee (“Sabcapital”), and (iii) with the appearance of the Borrower Trust, as borrower under the Loan Agreement, entered into an onerous assignment of rights and obligations and accession to the Loan Agreement whereby, among other things, the Agent unconditionally and irrevocably assigned to Sabcapital all rights (together with all accessories thereof) and obligations it held, sole and exclusive as lender, under the Loan Agreement and the other Loan Documents (the “Sabadell Assignment Agreement”). Therefore, as from said date, Sabcapital is deemed to be the lender under the Loan Agreement and the other Loan Documents, without any change in the person acting as administrative and collateral agent under the Loan Documents and the Collateral Documents, that is, the Agent.

THREE. On January 26, 2021, (i) the Borrower, in that capacity, (ii) Operadora Hotelera GI, as joint and several obligor, (iii) the Agent, as administrative and collateral agent, (iv) Bancomext, Caixabank and Sabcapital, as creditors, and (v) with the appearance of Murano World and the Appearers, entered into a first amendment to the Loan Agreement whereby, among other things, the term for the granting of the Additional Loan was extended, as well as for the substitution of the Monaco Pledge for the Miami Pledge, and the Borrowing and Investment Schedule was substituted.

FOUR. On October 6, 2021, (i) the Borrower, in the capacity, (ii) Operadora Hotelera GI, as joint and several obligor, (iii) the Agent, as administrative and collateral agent, (iv) Bancomext, Caixabank and Sabcapital, as creditors, and (v) with the appearance of Murano World and the Appearers, entered into a second amendment to the Loan Agreement whereby, among other things, the term to substitute the Monaco Pledge for the Miami Pledge was extended.

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FIVE. On April 7, 2022, (i) the Borrower, in that capacity, (ii) Operadora Hotelera GI, as joint and several obligor, (iii) the Agent, as administrative and collateral agent, (iv) Bancomext, Caixabank and Sabcapital, as creditors, and (v) with the appearance of Murano World and the Appearers, entered into a third amendment to the Loan Agreement whereby, among other things, the definition of Commitment Period was modified.

SIX. On July 11, 2022, (i) the Borrower, as such, (ii) Operadora Hotelera GI, as joint and several obligor, (iii) the Agent, as administrative and collateral agent, (iv) Nacional Financiera, Sociedad Nacional de Crédito, Institución de Banca de Desarrollo (“Nafin”), as adhering creditor, (v) Bancomext, Caixabank and Sabcapital, as creditors, and (vi) with the appearance of Murano World and the Appearers, entered into a fourth amendment to the Loan Agreement whereby, among other things, the parties agreed on the terms and conditions pursuant to which Nafin would grant the Borrower, under the Loan Agreement, an additional line of credit for up to US$34,811,149.50 (thirty-four million eight hundred eleven thousand one hundred forty-nine and 50/100 dollars, legal tender in the United States of America).

SEVEN. On December 16, 2022, (i) the Borrower, as such, (ii) Operadora Hotelera GI, as joint and several obligor, (iii) the Agent, as administrative and collateral agent, (iv) the Creditors, in that capacity, and (v) with the appearance of Murano World and the Appearers, entered into a fifth amendment to the Loan Agreement whereby, among other things, the definition of “Secured Documents” was modified to include the Interest Rate Coverage executed with Affiliates of the Creditors.

EIGHT. On July 28, 2023, the trustee of the Borrower Trust received from Murano at GV, Sociedad Anónima de Capital Variable, as administrator under the Borrower Trust, the letter of instruction to execute, exclusively as trustee of the Borrower Trust, this Amendment and to perform the obligations hereunder, to the extent covered by the Trust Property. The parties hereto showed to me the original of the letter of instruction (Letter of Instruction - Borrower Trust), a copy of which, compared by with me to the original, I add to the appendix of this notarial journal, without exhibits, with the number of this instrument and the letter “A.”

NINE. On August 1, 2023, (i) the Borrower, in that capacity, and as mortgagor under the Loan Agreement, grantor under the Security Trust, and pledgor under the Chattel Pledge, (ii) Operadora Hotelera GI, as joint and several obligor under the Loan Agreement and grantor under the Security Trust, (iii) the Agent, as administrative and collateral agent, (iv) the Creditors, in that capacity, (v) with the appearance and consent of Murano World, which also appeared as grantor under the Security Trust, Murano PV and ESC, who also appeared as pledgor under the Monaco Pledge and grantor under the Security Trust, and (vii) with the appearance and consent of Murano World, who also appeared in its capacity as pledgee under the Security Trust, and (vi) with the appearance of Banco Actinver, Sociedad Anónima, Institución de Banca Múltiple, Grupo Financiero Actinver, as trustee of the Security Trust, entered into a sixth amendment to the Loan Agreement (such amendment, together with those indicated in Recitals Three to Seven of this Amendment, the “Prior Amendments”) whereby, among other things, it was agreed to reschedule the repayment of principal of the Loan with maturity on August 4, 2023, so that such repayment be added to the amount of the last repayment of the Loan, and the Repayment Schedule of the Loan was modified and replaced.

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TEN. On August 3, 2023, the Borrower delivered to the Creditors, through the Agent, an appraisal of the Total Properties (as such definition is added to the Loan Agreement by this Amendment).

ELEVEN. On August 3, 2023, Murano World delivered to the Creditors, through the Agent, a copy of (i) a certain loan agreement dated March 31, 2023 (the “ALG (Hyatt) Loan Agreement”) between Murano World, as borrower, and ALG Servicios Financieros México, Sociedad Anónima de Capital Variable, Sociedad Financiera de Objeto Múltiple, Entidad No Regulada (“ALG”), as lender, for a total amount of up to US$20,000,000.00 (Twenty Million and 00/100 Dollars, legal tender in the United States of America), to, among other things, finance the acquisition and development of the Playa Delfines Property (as such definition is added to the Loan Agreement by this Amendment), and (ii) a certain mortgage agreement dated March 31, 2023, pursuant to which Murano World created a first priority mortgage on the Playa Delfines Property in favor of ALG to secure the ALG (Hyatt) Loan Agreement.

TWELVE. Prior to the execution date of this Amendment, Sabcapital and Nafin, as Creditors, as applicable, obtained the appropriate internal authorizations to grant the Borrower two additional tranches of credit, under the Loan Agreement, up to the cumulative amount between them of US$45,000,000.00 (forty-five million and 00/100 dollars, legal tender in the United States of America), pursuant to the terms and conditions set forth in this Amendment.

THIRTEEN. On this same date, the Borrower, charged to the funds deposited in the Debt Service Reserve Fund Account, paid to the Creditors through the Agent the amount of US$1,015,291.87 (one million fifteen thousand two hundred ninety-one and 87/100 dollars, legal tender in the United States of America) for accrued ordinary interest on the Loan.

FOURTEEN. On this same date, CIBanco, Sociedad Anónima Institución de Banca Múltiple, as trustee of the irrevocable management trust with reversion right identified with number CIB/3224, created a first priority mortgage on Private Unit Number Two (as such definition is added to the Loan Agreement through this Amendment) in favor of the Agent, on behalf and for the benefit of the Creditors, to secure the Secured Obligations in accordance with the terms and conditions set forth in the respective mortgage.

FIFTEEN. On this same date, Murano World granted a second priority mortgage on the Playa Delfines Property in favor of the Agent, on behalf and for the benefit of the Creditors, to secure the Secured Obligations, in accordance with the terms and conditions set forth in the respective mortgage.

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SIXTEEN. On this same date, ESC created a pledge on all of the shares it holds in Murano World, in favor of the Agent, on behalf and for the benefit of the Creditors, to secure the Secured Obligations, in accordance with the terms and conditions set forth in the respective share pledge agreement.

SEVENTEEN. On this same date, (i) the Borrower, as grantor A and secondary beneficiary; (ii) Operadora Hotelera GI, as grantor B and secondary beneficiary; (iii) Murano World, as grantor C and secondary beneficiary; (iv) ESC, as grantor D; (v) the Agent, as primary beneficiary, as agent and for the benefit of the Creditors, and (vi) Banco Actinver, Sociedad Anónima, Institución de Banca Múltiple, Grupo Financiero Actinver, as trustee, entered into a third amendment to the Security Trust to, among other things, ratify and extend the security trust and amend the terms and conditions for the distribution of the Free Net Cash Flow (the “Third Amendment to the Security Trust”).

EIGHTEEN. On this same date, (i) the Borrower, as pledgor; and (ii) the Agent, as pledgee and as collateral agent, for and on behalf and for the benefit of the Creditors, entered into a second amendment to the Chattel Pledge to, among other things, ratifying and extending the pledge in accordance with the terms and conditions set forth therein (the “Second Amendment to the Chattel Pledge”).

NINETEEN. On this same date, the Borrower paid to the Creditors, as applicable, through the Agent, the amount of US$898,186.61 (eight hundred ninety-eight thousand one hundred eighty-six and 61/100 Dollars, legal tender in the United States of America), for (i) fees specified in the letter of fees executed between the Borrower, the Joint and Several Obligors, and the Agent, dated this same date.

TWENTY. Capitalized terms used in the Recitals and Representations of this Amendment have the meanings given to them in the Loan Agreement, unless otherwise expressly defined herein (such meanings will apply to both the singular and plural).

R E P R E S E N T A T I O N S

I. The Borrower represents, through its trust officers, that:

(a) Organization. It is a financial entity, duly organized and validly existing under the laws of Mexico, which appears to the execution of this Amendment exclusively as trustee of the Borrower Trust.

(b) Authority. Its trust officers have the requisite authority to enter into this Amendment, on behalf of the trustee, which has not been revoked, modified, or limited in any way as of the date hereof, as evidenced by notarial instrument number one hundred ninety thousand four hundred forty-three dated May 31, 2023, issued by Amando Mastachi Aguario, notary number one hundred twenty-one for Mexico City, the first transcript of which was duly recorded in the Public Registry of Commerce of Mexico City with commercial folio number three hundred eighty-four thousand two hundred thirty-five dash one, on July 12, 2023.

(c) Validity. The Loan Agreement, the Loan Documents, the Security Documents, and the agreement of the Borrower Trust are in full force and effect.

(d) Debts. The document added to the appendix of this notarial journal with the number of this instrument and the letter “B” (Existing Debts - Borrower Trust) constitutes the updated list of Debts it has incurred, solely and exclusively as trustee of the Borrower Trust, as well as any other relevant debts, as of the date hereof, hence it has no other relevant Debts and/or debts other than those reflected therein.

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(e) Trust Property. As of the date of this Amendment, to the best of its knowledge, no event or condition has occurred that adversely affects or could adversely affect: (i) assets, rights, or securities comprising the Trust Property, (ii) liabilities or condition (financial or otherwise) with respect to the Borrower Trust, and/or (iii) its ability to perform, exclusively as trustee of the Borrower Trust and in the fulfillment of the purposes thereof, its obligations under the Loan Agreement.

(f) Non-violation. Execution and performance of this Amendment by the Borrower, as trustee of the Borrower Trust, does not violate (i) its bylaws, (ii) any applicable law, regulation, circular, award, order, or judgment, (iii) the provisions of any contract, agreement, indenture, or any other source of obligations to which the Borrower, as trustee of the Borrower Trust, is a party or which applies to it, or (iv) management trust agreement number CIB/3001 of which it is trustee. Moreover, except for the letter of instruction referred to in Recital Eight of this Amendment, no authorization is required for the execution and performance by the Borrower, as trustee of the Borrower Trust, of this Amendment other than those that have been obtained as of the date hereof.

(g) Litigation. Except as set forth in the general description of litigation showed to me and which I add to the appendix to this instrument with the letter “C” (General Description of Litigation), as of the date of this Amendment, it is not aware of any threatened action or proceeding of a judicial, administrative, or any other legal nature, against any of the assets that are part of the Trust Property, before any court, government entity, or arbitrator that results in or may result in a Material Adverse Change, or that affects the legality, validity, or enforceability of this Amendment and/or any of the Loan Documents and/or the Security Documents and/or the development of the Project.

(h) Binding Nature. This Amendment constitutes a legal and valid obligation of the Borrower, as trustee of the Borrower Trust, enforceable against it in accordance with its terms.

(i) No Novation. Execution of this Amendment does not constitute in any way, and should not be understood or construed to constitute dation in payment, novation (subjective or objective), and/or any other form of termination of the obligations of the Borrower, as trustee of the Borrower Trust, under the Loan Documents and/or the Security Documents.

(j) Execution of the Amendment. It wants to enter into this Amendment pursuant to the terms and conditions set forth herein, and as of the date hereof there is no notice regarding the occurrence of an Event of Acceleration under the Loan Agreement. As of the date hereof, it has requested waivers with respect to any current default under the Loan Documents, and such waivers have been duly authorized by the Creditors, with none pending resolution.

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(k) Nonexistence of Liens on the Properties. Except for the Security Trust, the Mortgage and a certain second priority mortgage granted in favor of Bancomext on November 26, 2019, which was granted by notarial instrument number two hundred twenty-five thousand one hundred sixty-five of that same date, by Cecilio González Márquez, notary number one hundred fifty-one for Mexico City, as of the date of this Amendment there is no additional Lien on the Properties or the Trust Property. Additionally, as of the date hereof, it has not been notified of, and is not aware of, any claim and/or any other type of action that limits or terminates the possession and ownership of any of the Properties. Moreover, it states that with respect to the Properties, it has not contracted or assumed any option or commitment of sale or disposal with any third party. The foregoing is evidenced by the certificates of clear title of the Properties, which evidence, solely and exclusively, the aforementioned Liens, which are added to the appendix to this notarial journal with the number of this instrument and the letter “D”.

(l) Development of the Project. (1) The Project has been developed and is in compliance with the Plans and any applicable laws, (2) the Project Documents are in full force and effect, and (3) no Material Adverse Change has occurred or is expected to occur with respect to the Project.

(m) Representations of the Loan Agreement. Its representations contained in the Representations chapter of the Loan Agreement continue to be true and applicable as of the date hereof (except for those representations that refer to an earlier date, in which case they are true and applicable as of such earlier date), hence they will be deemed to be incorporated mutatis mutandis herein as if literally inserted herein.

(n) Debt Service Reserve Fund. As of the date hereof, the Debt Service Reserve Fund is fully and properly funded in the Debt Service Reserve Fund Account in accordance with the terms and conditions set forth in the Loan Agreement and the Security Trust (including any authorization or waiver of the Creditors granted prior to this date).

(o) Exitus and Sofoplus. Prior to the execution date of this Amendment, it delivered to the Creditors, through the Agent, the necessary documentation to prove that the loans acquired by Murano World with Exitus Capital, Sociedad Anónima Promotora de Inversión de Capital Variable, Sociedad Financiera de Objeto Múltiple, Entidad No Regulada and Sofoplus, Sociedad Anónima Promotora de Inversión de Capital Variable, Sociedad Financiera de Objeto Múltiple, Entidad Regulada were duly paid in full. Documentation that I add to the appendix with the instrument number and the letter “E”.

II. Operadora Hotelera GI represents, through its attorney-in-fact, that:

(a)Organization. It is a variable capital stock company (sociedad anónima de capital variable) duly organized and validly existing under the laws of Mexico.

(b) Authority. Its attorney-in-fact has the requisite authority to enter into this Amendment, as evidenced by notarial instrument number four thousand five hundred seventy-one dated August 8, 2023, issued by Javier Horacio Sauza Semerena, notary number seventy-two for Quintana Roo, the first transcript of which was duly recorded in the Public Registry of Property and Commerce of Mexico City with electronic commercial folio number N- 2018078026 (N, hyphen, two thousand eighteen million seventy-eight thousand twenty-six), dated August 11, 2023, and that such authority has not been revoked, limited, or modified in any way as of the date hereof.

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(c) Validity. The Loan Agreement, the Loan Documents, and the Security Documents are in full force and effect.

(d) Debts. The document added to the appendix of this notarial journal with the number of this instrument and the letter “F” (Existing Debts - Operadora Hotelera GI) constitutes the updated list of Debts, as well as any other relevant debts, as of the date hereof, hence it has no other relevant Debts and/or debts other than those reflected therein. Operadora Hotelera GI is solvent as of the date hereof.

(e) Non-violation. Execution and performance of this Amendment by Operadora Hotelera GI does not breach: (i) its bylaws, (ii) any applicable law, regulation, circular, award, order, or judgment, or (iii) the provisions of any contract, agreement, indenture, or any other source of obligations to which Operadora Hotelera GI is a party or which applies to it. Moreover, it does not require any authorization for the execution and performance of this Amendment other than those that have been obtained as of the date hereof.

(f) Litigation. Except as set forth in the general description of litigation shown to me and which I added to the appendix to this instrument with the letter “C”, as of the date of this Amendment, it is not aware of any threatened action or proceeding of a judicial, administrative, or any other legal nature, against it or against any of its assets, before any court, government entity, or arbitrator that results in or may result in a Material Adverse Change, or that affects the legality, validity, or enforceability of this Amendment and/or any of the Loan Documents and/or the Security Documents.

(g) Binding Nature. This Amendment constitutes a legal and valid obligation of Operadora Hotelera GI, enforceable against it in accordance with its terms.

(h) No Novation. Execution of this Amendment does not constitute in any way, and should not be understood or construed to constitute dation in payment, novation (subjective or objective), and/or any other form of termination of its obligations under the Loan Documents and/or the Security Documents.

(i) Execution of the Amendment. It wants to enter into this Amendment pursuant to the terms and conditions set forth herein, and as of the date hereof there is no notice regarding the occurrence of an Event of Acceleration under the Loan Agreement. As of the date hereof, the waivers that the Borrower has requested in writing have been authorized by the Creditors.

(j) Representations of Loan Agreement. Its representations contained in the Representations chapter of the Loan Agreement continue to be true and applicable as of the date hereof (except for those representations that refer to an earlier date, in which case they are true and applicable as of such earlier date), hence they will be deemed to be incorporated mutatis mutandis herein as if literally inserted herein.

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(k) No Liens. On or before the execution date of this Amendment, it delivered to the Creditors, through the Agent, a copy of the certificate of liens or annotations or certificate of clear title with respect to its business dated July 27, 2023, which reflects the non-existence of Liens as of the date thereof. Document that I add to the appendix with the instrument number and the letter “G” (Certificate of Clear Title - Operadora Hotelera GI).

(l) Verification in the Single Registry of Security Interests. On or before the execution date of this Amendment, it requested Roberto Núñez y Bandera, notary number one for Mexico City, to carry out a verification in the Single Registry of Security Interests regarding any annotations appearing in the name of Operadora Hotelera GI, and such search yielded only a certain assignment of rights in favor of the trustee of the Security Trust. Document that I add to the appendix with the instrument number and the letter “H”. (RUG - Operadora Hotelera GI).

(m) Joint and Several Obligation. It knows the terms and conditions of this Amendment, including, but not limited to, the new Repayment Schedule, the new Maturity Date, and the additional tranches of the Loan that will be made available to the Borrower, hence it states that it wants to continue to be jointly and severally and indivisibly obligated to pay principal and related financial charges of the Loan as provided hereunder.

III. Murano World and Operadora Hotelera GI2 each represent, through its attorneys-in- fact, as applicable, that:

(a) Organization. It is a variable capital stock company (sociedad anónima de capital variable) duly organized and validly existing under the laws of Mexico.

(b) Capacity. It is legally authorized to appear, execute, and assume, as adhering joint and several obligor, the obligations it assumes under the Loan Documents, and to perform such obligations with all of its assets.

(c) Authority.

(c.1) Murano World. Its attorney-in-fact has the requisite authority to enter into this Amendment, as evidenced by notarial instrument number seventy-one thousand thirty-six dated February 28, 2023, issued by Gabriel Benjamín Díaz Soto, notary number one hundred thirty-one for Mexico City, the first transcript of which was duly recorded in the Public Registry of Commerce of Mexico City with electronic commercial folio number three hundred sixty-three thousand thirty-four hyphen one, dated June 23, 2023, and that such authority has not been revoked, limited, or modified in any way as of the date hereof.

(c.2) Operadora Hotelera GI2. Its attorney-in-fact has the requisite authority to enter into this Amendment, as evidenced by notarial instrument number forty-seven thousand ninety- four, dated July 7, 2021, issued by Luis Eduardo Paredes Sánchez, notary number one hundred eighty for Mexico City, the first transcript of which was duly recorded in the Public Registry of Property and Commerce of Mexico City with electronic commercial folio number N-2021053651 (N hyphen two thousand twenty-one million fifty-three thousand six hundred fifty-one), dated August 8, 2021, and that such authority has not been revoked, limited, or modified in any way as of the date hereof.

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(d) Anti-Money Laundering and Counter-Terrorism Financing. It expressly acknowledges that it is not acting for or on behalf of a third party, and that (i) Bancomext and Nafin are required to comply with the provisions of article one hundred fifteen of the LIC and provisions thereunder, (ii) Sabcapital is required to comply with the provisions of articles eighty-seven D and ninety-five bis of the General Law on Auxiliary Credit Organizations and Activities and provisions thereunder, and (iii) Caixabank is required to comply with the provisions of the Regulations Applicable to Caixabank, hence they must prevent, detect, and report acts, omissions, or transactions that could favor, aid, or cooperate in the commission of criminal acts, including, but not limited to, money laundering and terrorist financing. Consequently, it agrees to provide the Creditors with information and documentation requested for such purpose. If the funds with which it makes any payment under the Loan Agreement (including, but not limited to, any payment of principal, interest, or any cost, expense, fee, or other related financial charge) are the property of a third party, it agrees to notify the Creditors in writing of such situation and provide them with the name and all information on the third party in question that the Creditors may request.

(e) KYC. It has delivered to each of the Creditors all documents required by the Creditors in connection with the regulatory Know Your Customer mechanisms and internal policies.

(f) Legal Funds. The funds with which it pays its obligations under the Loan Agreement are and will be obtained from lawful sources.

(g) Non-violation. Execution and performance of this Amendment and the Loan Agreement, as well as the obligations thereunder, do not contravene or result in a breach of (i) its current bylaws, (ii) any applicable law, regulation, circular, award, order, or judgment, or (iii) the provisions of any contract, agreement, indenture, or any other source of obligations to which it is party. In addition, except for the prior written consent of ALG pursuant to clause 5.02 (a)(vi) of the ALG (Hyatt) Loan Agreement (the “ALG Letter”), it does not require any additional authorization for the execution and performance of this Amendment and the Loan Agreement, other than those obtained as of the date hereof.

(h) Joint and Several Obligation. It is aware of all rights and obligations of a joint and several obligor and, consequently, of its obligations under the Loan Agreement; therefore, subject to the terms and conditions of said agreement and this Amendment, it wants to execute this instrument to adhere as a joint and several obligor of the Borrower to the Creditors, pursuant to the provisions of Clause Sixteen of the Loan Agreement. Therefore, it intends to execute this Amendment and the other applicable Loan Documents to evidence its accession as a joint and several obligor, and to execute respective Promissory Notes as guarantor.

(i) No Crimes. It has not committed bribery of public officials of the country in which it performs its activities or in any country in which it carries out its purpose, and it is not aware that any third party with which it has a direct relationship committed or has committed bribery for the execution of this Amendment.

(j) Binding Nature. This Amendment and the Loan Documents to which it is a party constitute a valid and legal obligation, enforceable against it in accordance with its terms.

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(k) Financial Condition. The financial information for tax year twenty twenty-two and the second quarter of twenty twenty-three provided to the Creditors faithfully and correctly reflects its financial condition, and acknowledges that there have been no significant changes subsequent to the date of preparation thereof. Except as disclosed in such information, there are no liabilities (fixed or contingent) affecting its property. Moreover, it has no intention of commencing any bankruptcy or insolvency proceedings under applicable local or federal law, or liquidating its assets or property, and it is not aware that any Person intends to file any proceeding of this nature against it. It is solvent as of the date hereof.

(l) Litigation. Except as set forth in the general description of litigation shown to me and which I added to the appendix to this instrument with the letter “C”, as of the date of this Amendment, it is not aware of any threatened action or proceeding of a judicial, administrative, or any other legal nature, against it or against any of its assets, before any court, government entity, or arbitrator that results in or may result in a Material Adverse Change, or that affects the legality, validity, or enforceability of this Amendment and/or any of the Loan Documents and/or the Security Documents to which it is party.

(m) No Sanctions. (i) It is not, and none of its managers, officers, employees, or agents is a Person, or is owned or controlled by Persons, that (1) are subject to Sanctions, (2) are acting, directly or indirectly, for or on behalf of a Restricted Party, or (3) is located, has an operational headquarters or is resident in a Sanctioned Country; and (ii) will not, directly or indirectly, allocate or otherwise make available any funds under this Agreement to any affiliate or Person for the purpose of (x) financing any activity or business of or with a Person, in any territory or country which, at the time of using the funds or product purchased is, or its government is, subject to Sanctions, or (y) would otherwise result in a breach of the Sanctions by any Person.

(n) Verification in the Single Registry of Security Interests. On or before the execution date of this Amendment, it requested Roberto Núñez y Bandera, notary number one for Mexico City, to carry out a verification in the Single Registry of Security Interests regarding any annotations appearing in its name, and such search yielded, in the case of Murano World, only a certain assignment of rights in favor of the trustee of the Security Trust. I add the search results to the appendix with the instrument number and the letter “I”. (RUG – Murano World and Operadora Hotelera GI2).

(o) No Novation. In the case of Murano World, execution of this Amendment does not constitute in any way, and should not be understood or construed to constitute dation in payment, novation (subjective or objective), and/or any other form of termination of its obligations under the Loan Documents and/or the Security Documents to which it is party.

(p) Original Obligations of Murano World. Murano World expressly acknowledges and represents that, in addition to the obligations it assumes by virtue of its adhesion as a joint and several obligor of the Borrower by virtue of the execution of this Amendment, it will continue to be bound to perform the obligations it originally assumed pursuant to Clauses Ten and Eleven of the Loan Agreement.

INSTRUMENT.-12

IV. Murano PV and ESC each represent, through its attorney-in-fact, as applicable, that:

(a) Existence/Capacity.

1. Murano PV. It is a variable capital stock company (sociedad anónima de capital variable) duly organized and validly existing under the laws of Mexico.

2. ESC. Is a Mexican natural person, of legal age, single, and with full capacity to be bound by the terms of this Amendment.

(b) Authority.

1. Murano PV. Its attorney-in-fact has the requisite authority to enter into this Amendment, as evidenced by notarial instrument number thirteen thousand seven hundred forty-four dated February 18, 2014, issued by José Luis Reyes Vázquez, notary number thirty-one for Nayarit, the first transcript of which was recorded in the Public Registry of Property and Commerce of Mexico City with electronic commercial folio number 514303 (five hundred fourteen thousand three hundred three), dated May 7, 2014, and that such authority has not been revoked, limited, or modified in any way as of the date hereof.

2. ESC. His attorney-in-fact has the requisite powers and authority to enter into this Amendment, as evidenced by notarial instrument number thirteen thousand two hundred sixty-two dated July 13, 2020, issued by Guillermo Loza Ramírez, notary number ten for Nayarit, which have not been revoked, modified, or limited in any way as of the date hereof. A copy of the electronic instruction issued by ESC to his attorney-in-fact to enter into this Amendment is shown to me and I add it to the appendix to this instrument with the letter “J.”

(c) Validity. The Loan Agreement, the Loan Documents, and the Security Documents to which it is a party, as applicable, are in full force and effect.

(d) Creditworthiness. It is solvent as of the date hereof.

(e) Non-violation. Execution and performance of this Amendment by it does not breach: (i) its bylaws, (ii) any applicable law, regulation, circular, award, order, or judgment, or (iii) the provisions of any contract, agreement, indenture, or any other source of obligations to which is a party or which applies to it. Moreover, it does not require any authorization to appear and perform on its party this Amendment, other than those that have been obtained as of the date hereof.

(f) Litigation. Except as set forth in the general description of litigation shown to me and which I added to the appendix to this instrument with the letter “C”, as of the date of this Amendment, it is not aware of any threatened action or proceeding of a judicial, administrative, or any other legal nature, against it or against any of its assets, before any court, government entity, or arbitrator that results in or may result in a Material Adverse Change, or that affects the legality, validity, or enforceability of this Amendment and/or any of the Loan Documents and/or the Security Documents to which it is party, as applicable.

(g) Binding Nature. This Amendment constitutes a legal and valid obligation of the Appearers, enforceable against them in accordance with its terms.

(h) No Novation. Execution of this Amendment does not constitute in any way, and should not be understood or construed to constitute dation in payment, novation (subjective or objective), and/or any other form of termination of its obligations under the Loan Documents and/or the Security Documents to which it is party.

  INSTRUMENT.-13

(i) Appearance. It wants to enter into this Amendment pursuant to the terms and conditions set forth herein.

(j) Representations of Loan Agreement. Its representations contained in the Representations chapter of the Loan Agreement continue to be true and applicable as of the date hereof (except for those representations that refer to an earlier date, in which case they are true and applicable as of such earlier date), hence they will be deemed to be incorporated mutatis mutandis herein as if literally inserted herein.

V. Murano AT GV represents, through its attorney-in-fact, that:

(a) Existence/Capacity. It is a variable capital stock company (sociedad anónima de capital variable) duly organized and validly existing under the laws of Mexico.

(b) Authority. Its attorney-in-fact has the requisite authority to enter into this Amendment, as evidenced by notarial instrument number thirteen thousand seven hundred forty-three dated February 18, 2014, issued by José Luis Reyes Vázquez, notary number thirty-one for Nayarit, the first transcript of which was recorded in the Public Registry of Commerce of Mexico City with electronic commercial folio number five hundred fourteen thousand three hundred ninety-eight hyphen one, dated May 12, 2014, and that such authority has not been revoked, limited, or modified in any way as of the date hereof.

(c) Validity and Administrator. The CIB/3288 Trust (as such defined term is added to the Loan Agreement by this Amendment) is in full force and effect and, as of the date hereof, is the administrator of such trust.

(d) Non-violation. Execution and performance of this Amendment by it does not breach, as applicable: (i) its bylaws, (ii) any applicable law, regulation, circular, award, order, or judgment, or (iii) the provisions of any contract, agreement, indenture, or any other source of obligations to which is a party or which applies to it, including Trust CIB/3288. Moreover, it does not require any authorization to appear and perform on its party this Amendment, other than those that have been obtained as of the date hereof.

(e) Binding Nature. This Amendment constitutes a legal and valid obligation of Murano AT GV, enforceable against it in accordance with its terms.

(f) Appearance. It wants to enter into this Amendment pursuant to the terms and conditions set forth herein.

(g) Trust CIB/3288 Instruction. Prior to the execution date of this Amendment, as administrator of Trust CIB/3288, it expressly and irrevocably instructed the trustee of said trust to, within 30 (thirty) Business Days from the execution date of this Amendment, to appear to the execution of an amendment to Trust CIB/3288 so that, to the satisfaction of the Creditors, the trustee of said trust may create a mortgage on Private Unit Number 3 (three) (as such definition is added to the Loan Agreement by this Amendment), to secure the Secured Obligations in accordance with the terms and conditions set forth in this Amendment. I add to the appendix to this notarial journal with the number of this instrument and the letter “K”, a copy of the Trust CIB/3288 Letter of Instruction.

INSTRUMENT.-14

VI. The Agent represents, through its attorney-in-fact, that:

(a) Organization. It is a multiple banking institution, authorized under the laws of Mexico to act as a multiple banking institution, fully authorized to enter into this Amendment.

(b) Authority. Its attorney-in-fact has the requisite authority to enter into this Amendment, which has not been modified, limited, or revoked in any way as of the date hereof.

(c) Corporate Authorization and Non-violation. It has the authorizations from its respective internal bodies, and does not require the consent or authorization of any natural person, legal person, or authority for the execution and performance of this Amendment, and execution and performance of this Amendment by it does not breach (i) its bylaws, (ii) any applicable law, regulation, circular, or judgment, or (iii) the provisions of any contract, agreement, indenture, or any other source of obligations to which it is a party.

(d) Binding Nature. This Amendment constitutes a legal and valid obligation, enforceable against it in accordance with its terms.

(e) Agent. It has been appointed by the Creditors as Agent under the Loan Documents, the Sabadell Assignment Agreement, and this Amendment, and is hereby acting solely in that capacity, on behalf of and for the benefit of the Creditors, pursuant to and subject to the terms of the Loan Documents.

(f) Execution of the Amendment. It wants to enter into this Amendment pursuant to the terms and conditions set forth herein, and as of the date hereof there is no notice regarding the occurrence of an Event of Acceleration under the Loan Agreement. As of the date hereof, the waivers that the Borrower has requested in writing have been duly authorized by the Creditors, and there are no waivers pending resolution.

VII. Sabcapital, Bancomext, Caixabank, and Nafin each represent, through its attorney- in-fact, as applicable, that:

(a) Organization.

1. Sabcapital. It is a regulated multiple purpose financial company, organized and authorized under the laws of Mexico, fully authorized to enter into this Amendment.

2. Caixabank. It is a financial institution organized and authorized under the laws of the Kingdom of Spain, fully authorized to enter into this Amendment.

3. Bancomext. It is a national credit company, banking development institution under the laws of Mexico, fully authorized to enter into this Amendment.

4. Nafin. It is a national credit company, banking development institution under the laws of Mexico, fully authorized to enter into this Amendment.

(b) Authority. Its attorneys-in-fact have the requisite authority to enter into this Amendment, which has not been modified, limited, or revoked in any way as of the date hereof.

(c) Corporate Authorization and Non-violation. It has the authorizations from its respective internal bodies, and does not require the consent or authorization of any natural person, legal person, or authority for the execution and performance of this Amendment, and execution and performance of this Amendment by it does not breach (i) its bylaws or organic law, as applicable, (ii) any applicable law, regulation, circular, or judgment, or (iii) the provisions of any contract, agreement, indenture, or any other source of obligations to which it is a party.

INSTRUMENT.-15

(d) Binding Nature. This Amendment constitutes a legal and valid obligation, enforceable against it in accordance with its terms.

(e) Execution of the Amendment. It wants to enter into this Amendment pursuant to the terms and conditions set forth herein.

(f) Additional Tranches. Sabcapital and Nafin, as applicable, are able to, and based on the representations of the Borrower and the Joint and Several Obligors, are willing to grant Tranches B and C (as such defined terms are added to the Loan Agreement by this Amendment) requested by the Borrower, up to the amount indicated opposite its name in the table, which document I add to the appendix with the instrument number and the letter “L”.

Now, therefore, the Parties agree as follows:

C L A U S E S:

ONE. Definitions. For the purposes of this Amendment, capitalized terms have the meanings given to them in the Loan Agreement, unless otherwise expressly defined herein (such meanings will apply to both the singular and plural).

TWO. Acknowledgment of Indebtedness. The Borrower and the Joint and Several Obligors hereby expressly represent and acknowledge that as of the date hereof, they owe and agree to pay, in accordance with the terms of the Loan Agreement (as amended from time to time, including by this Amendment), to Sabcapital, Bancomext, Caixabank, and Nafin the following amount: US$194,811,149.50 (one hundred ninety-four million eight hundred eleven thousand one hundred forty-nine and 50/100 dollars, legal tender in the United States of America) for principal of the Loan, of which:

(i) US$40,000,000.00 (forty million and 00/100 dollars, legal tender in the United States of America) correspond to Sabcapital;

(ii) US$60,000,000.00 (sixty million and 00/100 dollars, legal tender in the United States of America) correspond to Bancomext;

(iii) US$60,000,000.00 (sixty million and 00/100 dollars, legal tender in the United States of America) correspond to Caixabank, and

(iv) US$34,811,149.50 (thirty-four million eight hundred eleven thousand one hundred forty-nine and 50/100 dollars) correspond to Nafin.

THREE. Changes in the Definitions of the Loan Agreement.

3.1 The Parties hereby expressly agree to (i) amend the definitions of “Loan-to-value Ratio,” “Appraisal,” “Construction Cost of the Project,” “Loan,” “Security Documents,” “Loan Documents,” “Stable Phase Start Date,” “Maturity Date,” “Debt Service Fund,” “LTC, LTV,” “Secured Obligations,” “Joint and Several Obligor,” “Parties,” “Commitment Period,” and “Insurance,” and (ii) add the definitions of “Waiver Fee,” “Trust CIB/3288,” “Mortgage on the Playa Delfines Property,” “Mortgage on Private Unit Number 2,” “Total Properties,” “New Properties,” “Adhering Joint and Several Obligors,” “Tranche A Commitment Period,” “Tranche B Commitment Period,” “Tranche C Commitment Period,” “Playa Delfines Property,” “Pledge on Murano World Shares”, “RUG,” “Tranche A,” “Tranche B,” “Tranche C,” “Tranches B and C,” “Private Unit Number 2,” and “Private Unit Number 3,” in Clause One paragraph (a) of the Loan Agreement, to read as follows:

INSTRUMENT.-16

“Loan-to-value Ratio” means the result of dividing the value of the Total Properties at the calculation date, according to the latest Appraisal available, by the outstanding principal of the Loan as of the calculation date. The foregoing, on the understanding that, with respect to the Playa Delfines Property, the value that will be considered for purposes of calculating the Loan-to-value Ratio will be the equivalent to the value of such property according to the last Appraisal available, less the outstanding principal balance of the loan secured by the first priority mortgage on said property.

“Appraisal” means, jointly, the appraisals with respect to the commercial value of each of the Total Properties performed by the Authorized Appraiser or by a bank appraiser, which must be not older than twelve (12) months with respect to the date on which they are to be used under this Agreement.

“Waiver Fee” means the amount of US$50,000.00 (fifty thousand and 00/100 Dollars) plus applicable VAT that, as from the effective date of the seventh amendment to the Loan Agreement dated August 24, 2023, will be paid by the Borrower to the Creditors, through the Agent, for each waiver request on the performance of obligations that is submitted by the Borrower and authorized by the Creditors during the term of this Agreement. The above, provided that (i) the Waiver Fee will be payable precisely on the date on which each and every one of the Creditors authorizes the relevant waiver request, in Dollars, in immediately available funds, to the Agent's Account, (ii) the Waiver Fee will apply to all waiver requests submitted by the Borrower in connection with defaults under the Loan Documents that have already occurred as of such date, (iii) if the waiver request is submitted by the Borrower prior to the occurrence of the respective default under the Loan Documents, the Waiver Fee will not apply to the first three waiver requests submitted by the Borrower in that regard during the same tax year, therefore, as of the fourth waiver request in that regard, the Waiver Fee will apply (notwithstanding and regardless of the majority of Creditors required in the Loan Agreement based on the contents of the waiver request in question for the application of this item (iii), that is, the granting of grace for each of the first three waiver requests, will necessarily require UNANIMITY of the Creditors), and (iv) the Borrower may include one or more waiver requests in the same request, without affecting the charge or the applicable amount of the Waiver Fee since such fee will be charged per waiver request authorized and not for the effective number of waivers granted. The Agent shall distribute such Waiver Fee among the Creditors in proportion to the amount of their respective Commitments.

“Construction Cost of the Project” is the amount in Dollars, exclusive of VAT, which according to the Budget (excluding the value of costs intrinsic to the land, among which is the value of the land of the Total Properties considering a value of US$ 60,000,000.00 (sixty million and 00/100 Dollars)) and to each determination of the progress of the work as updated by the Technical Consultant from time to time, constitutes the total amount of funds necessary for the completion of the Construction Period of the Project on each date of determination. This cost will include, among others, interest on Debt, fees, financial services expenses, licenses, permits, and the cost of Insurance and sure bonds until the end of the Construction Period of the Project.

 INSTRUMENT.-17

“Loan” means (i) Tranche A plus (ii) the amount of Tranches B and C actually borrowed by the Borrower.

“Security Documents” means the Security Trust, the Chattel Pledge, the Monaco Pledge, the surety of Elías Sacal Cababie under this Agreement and the Promissory Notes, the Mortgage on the Playa Delfines Property, the Mortgage on Private Unit Number Two, the Pledge on Murano World Shares, and any and all agreements, instruments, and other documents required under the Loan Documents, executed or to be executed to secure and/or serve as a source of payment of the Borrower’s obligations under this Agreement.

“Loan Documents” means this Agreement (including the Additional Nafin Loan and Tranches B and C), the Promissory Notes, the Security Documents, the Interest Rate Hedge, and any letters of fees executed by the Borrower and the Creditors.”

“Stable Phase Start Date” means the date on which the Agent receives a certificate from the Authorized Officer of the Borrower certifying, to the satisfaction of the Agent and the Creditors, that each and every of the following milestones have been achieved: (i) the first repayment of principal of the Loan has been made, (ii) the Work Completion Date has occurred; (iii) the Project is in operation under the standards of the contracted brands and has been received by the Operator to its satisfaction, pursuant to the Operating Agreement, (iv) during the last 12 (twelve) months of operation, the Project has obtained a Net Operating Profit that allows obtaining a DSCR greater than or equal to 1.40x (one point forty times), (v) the Agent has received an Appraisal not older than 3 (three) months that allows a minimum Loan-to-value Ratio of 2.22 (two point twenty-two) times based on a maximum LTV of 45% (forty-five percent), (vi) 100% (one hundred percent) of the Credit Reserves have been created, and (vii) the Technical Advisor certifies that the delivery and commissioning of all facilities and buildings included in the Construction Schedule meet the required technical specifications.

“Maturity Date” means February 5, 2023. If said date is not a business day, the Maturity Date will be the immediately preceding Business Day.

“Trust CIB/3288” means management trust agreement number CIB/3288 (CIB slash three thousand two hundred eighty-eight), dated June 3, 2019, referred to by the parties thereto as “Murano 4000 Trust” (Fideicomiso Murano 4000), which was notarized by notarial instrument number ninety-one thousand three hundred eleven dated June 19, 2019, issued by Roberto Garzón Jimenez, notary public number two hundred forty-two for Mexico City, to which Private Unit Number three was transferred, among other things.

 INSTRUMENT.-18

“Debt Service Fund” means the reserve to be created in the Security Trust and which must be endowed (i) from the execution date of this Agreement and up to 6 (six) months prior to the commencement of payments of principal under the Loan, pursuant to the Repayment Schedule, with an amount equal to 3 (three) months of interest on the Loan, as determined by the Agent, and (ii) from 6 (six) months prior to the commencement of payments of principal of the Loan, pursuant to the Repayment Schedule, and up to the Maturity Date, with an amount equivalent to 3 (three) months of interest and 3 (three) months of payments of principal of the Loan, as determined by the Agent, which may be created, in the latter case, with flows from the Project, or with the Borrower's and/or the Joint and Several Obligor’s own funds; provided that (a) with respect to the immediately preceding paragraph (ii) and solely and exclusively for the first applicable funding of the Debt Service Fund prior to the commencement of payments of principal of the Loan, such amount may be provided within 6 (six) months, through monthly installments equivalent to one sixth of the applicable amount, starting in the sixth month prior to the commencement of payments of principal of the Loan and ending prior to the first Principal Payment Date, and (b) as from the first Principal Payment Date, the Debt Service Fund must be adequately funded at all times with an amount equal to 3 (three) months of interest and 3 (three) months of payments of principal of the Loan.

“Mortgage on the Playa Delfines Property” means the second priority mortgage on the Playa Delfines Property which, on August 24, 2023, Murano World, Sociedad Anónima de Capital Variable, as mortgagor, granted in favor of the Agent, as mortgagee, on behalf of and for the benefit of the Creditors, to secure the Secured Obligations in accordance with the terms and conditions set forth therein.

“Mortgage on Private Unit Number 2” means the first priority mortgage on Private Unit Number 2 granted on August 24, 2023 by CIBanco, Sociedad Anónima, Institución de Banca Múltiple, as trustee of irrevocable management trust agreement with reversion right identified with number CIB/3224 (CIB slash three thousand two hundred twenty-four), as mortgagor, in favor of the Agent, as mortgagee, on behalf and for the benefit of the Creditors, to secure the Secured Obligations in accordance with the terms and conditions set forth therein.

“Total Properties” means, jointly, the Properties, the New Properties, and the Additional Properties.

“LTC” means the result of dividing the outstanding principal amount of the Loan at the calculation date by the Construction Cost of the Project, considering the Budget plus the land value of the Total Properties, considering a value of US$ 60,000,000.00 (sixty million and 00/100 Dollars), as well as the percentage of financial progress of the Project as determined by the Technical Advisor.

“LTV” means the result of dividing the outstanding principal amount of the Loan at the calculation date by the value of the Total Properties at the calculation date, according to the latest Appraisal available.

INSTRUMENT.-19

“New Properties” means the Playa Delfines Property, Private Unit Number Two, and any other properties that, if applicable, are mortgaged in favor of the Agent to secure the Secured Obligations.

“Secured Obligations“ means each and every obligation, present and future, under the Secured Documents, as well as the punctual and timely payment of principal of the Loan (including, for the avoidance of doubt, the Additional Nafin Loan and Tranches B and C), as well as ordinary and default interest thereon and other related financial charges payable by the Borrower and the Joint and Several Obligor under the Secured Documents.

“Joint and Several Obligor” means Operadora Hotelera G.I., Sociedad Anónima de Capital Variable and, as from August 24, 2023, will also include any Adhering Joint and Several Obligors.

“Adhering Joint and Several Obligors” means Murano World, Sociedad Anónima de Capital Variable, Operadora Hotelera Grand Island II, Sociedad Anónima de Capital Variable, and any other Persons that hereafter acquire the capacity as joint and several obligors of the Borrower, in accordance with the terms and conditions set forth in this Agreement.

“Parties” means, jointly, the Borrower, the Joint and Several Obligor, the Agent, and the Creditors.

“Commitment Period” means the (i) Tranche A Commitment Period, (ii) the Tranche B Commitment Period, and (iii) the Tranche C Commitment Period, as applicable.

“Tranche A Commitment Period” means the period during which the Borrower borrowed all of Tranche A.

“Tranche B Commitment Period” means the period from the date of the first Tranche B Borrowing to June 30, 2024.

“Tranche C Commitment Period” means the period from the date of the first Tranche C Borrowing to June 30, 2024.

“Playa Delfines Property” means the property identified as Block fifty-three, Lot fifty-six dash P, Section “A”, Tourist Zone of Cancun, Municipality of Benito Juarez, State of Quintana Roo, with an area of four thousand two hundred ninety-eight point sixteen square meters, which is duly recorded in electronic folio number 411038 (four hundred eleven thousand thirty eight) in the Public Registry of Property of the State of Quintana Roo, in its office in the City of Cancun, property on which the Borrower will build, at the request of the Operator, a beach club that will be part of the Project.

“Pledge on Murano World Shares” means the pledge on shares dated August 24, 2023 between Elías Sacal Cababie, as pledgor, and the Agent, as pledgee, as collateral agent, on behalf and for the benefit of the Creditors, pursuant to which Elías Sacal Cababie pledged all of the shares he holds in Murano World, Sociedad Anónima de Capital Variable in favor of the Agent to secure the Secured Obligations, in accordance with the terms and conditions set forth therein.

INSTRUMENT.-20

“RUG” means the Single Registry of Security Interests (Registro Único de Garantías Mobiliarias).

“Insurance” means insurance that the Borrower and/or the Joint and Several Obligor must obtain and maintain under the Loan Documents and the Project Documents; provided that such insurance must be purchased from insurance companies acceptable to the Agent, in an amount at least equal to the outstanding balance of the Loan (including Tranches B and C), and covering the Project, including, if applicable, the New Properties and the Additional Properties, as well as buildings, accessions or improvements, both in the construction process and once completed, against all insurable risks, including, but not limited to, damage caused by flood, explosion, smoke, fire, lightning, hail, earthquakes, eruption, hurricanes, strikes and civil riots, airplane crashes and car crashes, damage caused by third parties, terrorist acts (and loss of profits), civil liability for the amount recommended by the Insurance Advisor, and damage caused to third parties and any other risks that may be applicable and insurable.

Notwithstanding the above, specifically (i) during the entire Construction Period, a civil works and general liability insurance policy covering all applicable risks must be taken out, and (ii) from the Work Completion Date and until there is any unpaid and payable amount of the Loan, a business interruption policy covering at least the equivalent to twelve months of the Operating Revenue, as well as an all-risks, terrorism, and general liability insurance policy must be taken out.

In any case, the Insurance policies must comply with the recommendations issued by the Insurance Advisor on an annual basis, and with any other specifications set forth herein.

“Tranche A” means the loans that the Creditors made available to the Borrower under this Agreement, up to the principal amount indicated in paragraph (a) of Clause Two of this Agreement, plus the amount actually borrowed by the Borrower under the Additional Nafin Loan.

“Tranche B“ means the amount of up to US$35,000,000.00 (thirty-five million and 00/100 Dollars, legal tender in the United States of America) that, subject to the terms and conditions provided herein, Sabcapital and Nafin will grant to the Borrower as a loan under this Agreement and in proportion to the amount of their respective Commitments (as indicated in the updated table of Commitments attached to the seventh amendment to the Loan Agreement dated August 24, 2023. The foregoing, on the understanding that Bancomext and Caixabank will not participate in the granting of this loan, hence they will not be required to grant any funds for the purposes of granting the loan.

“Tranche C” means the amount of up to US$10,000,000.00 (ten million and 00/100 Dollars, legal tender in the United States of America) that, subject to the terms and conditions provided herein, Sabcapital would grant, if applicable, to the Borrower as a loan under this Agreement. The foregoing, provided that (i) the granting of such loan by Sabcapital will be subject to financial availability or any other funding source used by Sabcapital at the time the respective Borrowing is requested, to the non-occurrence of an act of God or force majeure event, an Event of Acceleration, or a Material Adverse Change that requires the prior analysis and authorization of Sabcapital’s risk department, and authorization of its internal corporate bodies, and (ii) Bancomext, Caixabank, and Nafin will not participate in the granting of this loan, hence they will not be required to grant any funds for the purposes of granting the loan.

 INSTRUMENT.-21

“Tranches B and C” means the joint reference to Tranche B and Tranche C.

“Private Unit Number 2” means the exclusive property unit two, which is part of the Grand Island Condominium, with residential condominium tourist use, as provided for the permitted use according to the applicable urban development program, located at Kukulcan Boulevard, Superblock A dash two “A” Second Stage, Hotel Zone of the City of Cancun, Municipality of Benito Juarez, State of Quintana Roo, with an area of thirty thousand four hundred thirty one meters fifty three square centimeters, which is recorded in the Public Registry of Property of Cancun, State of Quintana Roo, with electronic folio number 423312 (four hundred twenty three thousand three hundred twelve), property on which the Borrower will build a spa that will be part of the Project.

“Private Unit Number 3” means exclusive property unit three, which is part of the Gran Island Condominium, with residential condominium tourist use, as provided for the permitted use according to the applicable urban development program, located at Kukulcan Boulevard, Superblock A dash two “A” Second Stage, Hotel Zone of the City of Cancun, Municipality of Benito Juarez, State of Quintana Roo, with an area of seventy three thousand seven hundred eighty-five meters thirty-two square centimeters, which is recorded in the Public Registry of Property of Cancun, State of Quintana Roo, with electronic folio number 423313 (four hundred twenty three thousand three hundred thirteen), property on which the Borrower will carry out the construction of two thousand hotel keys (rooms) that will be part of the first phase of the tourist project called “Grand Island”.

3.2. The Parties agree to eliminate (i) the definition of “Prepayment Fee” since the Creditors agree that any early repayments of the Loan, whether voluntary or mandatory, will not incur any fee for such payment, and (ii) the definition of “Miami Pledge” since the Creditors agree to eliminate the obligation to substitute the Monaco Pledge for the Miami Pledge provided in the second paragraph of paragraph (c) of Clause Two Bis of the Loan Agreement, in accordance with Clause Six of this Amendment.

FOUR. Tranche B Terms and Conditions. Except for the terms and conditions set forth in this Clause, the Parties agree that each and every Clause of the Loan Agreement will apply mutatis mutandis to all obligations to be performed by the relevant parties in relation to Borrowings under Tranche B. Therefore, in relation to Tranche B, the Parties agree as follows:

(a) Tranche B. For the avoidance of doubt, the Parties acknowledge and agree that the provisions of Clause Two paragraphs (b) Article 292 of the LGTOC and (c) (Non-Revolving; Proportional Credit, and Clause Three paragraph (h) Claim of the Loan, as well as all Clauses set forth in the Loan Agreement and not contemplated by this Agreement, will apply mutatis mutandis to Tranche B, as applicable.

 INSTRUMENT.-22

(b) Tranche B Borrowings. The Borrower may make one or more Tranche B Borrowings, which must be made during the Tranche B Commitment Period.

(c) Payment of Tranche B. The Parties agree that all ordinary interest and principal actually borrowed under Tranche B, as well as any other related financial charges under such Tranche, must be paid to the Creditors, through the Agent and by deposit or transfer to the Agent's Account, on the dates and in the amounts set forth in the Repayment Schedule (as amended and replaced by this Amendment) and on the same terms and conditions applicable to the Loan (including, without limitation, the Interest Payment Date, the Principal Payment Date, the Maturity Date, the Ordinary Interest Rate, the SOFR Term Rate, and the Substituted Reference Rate). Therefore, any reference to the “Loan” will also include Tranche B.

(d) Use of Proceeds. The Borrower shall use and may only use in its entirety (i) the proceeds of Tranche B to complete the works of the Project identified by the Technical Advisor in its report dated March 24, 2023, finance the start of operations and associated infrastructure, and for the payment of finance costs and expenses resulting solely and exclusively from the Loan and funding of the Debt Service Fund until before the Stable Phase Start Date.

(e) Promissory Notes. Each Tranche B Borrowing must be documented in the form of a Promissory Note, using the model of Promissory Note attached to the fourth amendment to the Loan Agreement as Exhibit L.

The Parties also agree that the provisions of Clause Three paragraph (e) of the Loan Agreement corresponding to the obligation of Elías Sacal Cababie to sign the Promissory Notes, as guarantor, up to an amount equivalent to 55% (fifty-five percent) of the Construction Cost of the Project and until the Stable Phase Start Date is reached, will apply to the Promissory Notes that document the Tranche B Borrowings, as applicable.

(f) Requirements for the first Tranche B Borrowing. Subject to the provisions of Clause Three paragraph (a), the obligation of Sabcapital and Nafin to disburse the first Tranche B Borrowing requested by the Borrower is subject to (i) fulfillment of the requirements set forth in Clause Nine Section III (Roman numeral three) of the Loan Agreement, and (ii) fulfillment of requirements set forth in this paragraph (f), to the satisfaction of the Creditors, within fourteen hours (Mexico City time) or simultaneously, as applicable, on the day of the Borrowing:

i. A copy of (1) the Third Amendment to the Security Trust; (2) the Second Amendment to the Chattel Pledge; (3) the Pledge on Murano World Shares; (4) the Mortgage on the Playa Delfines Property; (5) the Mortgage on Private Unit Number 2, and (6) this Amendment shall have been executed and delivered.

ii. The Agent shall have delivered to the Creditors a certificate of compliance with the requirements set forth in this paragraph (f).

iii. The Agent shall have received a certificate from the Technical Advisor certifying that the Borrower has made, as of that date, additional capital contributions to the Project in an amount equal to or greater than US$5,000,000.00 (five million and 00/100 Dollars, legal tender in the United States of America) to be used for the completion of the works of the Project and the start of operations thereof. The foregoing, on the understanding that the Agent received such certificate prior to the execution date of this Amendment.

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iv. The Agent shall have received the certificates of registration of the first transcripts of the Mortgage on the Playa Delfines Property and of the Mortgage on Private Unit Number Two in the Public Registry of Property of the State of Quintana Roo.

v. The Pledge on Murano World Shares shall have been duly recorded in the Murano World share register and the first transcript of such agreement recorded in the RUG.

vi. The first transcripts of the Third Amendment to the Security Trust and the Second Amendment to the Chattel Pledge shall have been recorded in the RUG.

vii. The Agent shall have received a new Base Financial Case with financial projections up to December 31, 2035, validated and supported by the Financial Advisor. The foregoing, on the understanding that the Agent received such new Base Financial Case prior to the execution date of this Amendment.

viii. The Agent shall have received a new Budget and a new Construction Program. The foregoing, on the understanding that the Agent received such documents prior to the execution date of this Amendment.

ix. Any fees, expenses, attorneys' fees and costs arising from the execution of this Amendment, the amendments to the Security Documents, and the new Security Documents, including, without limitation, the fees of the notary public before whom such documents are executed and/or ratified, and the fees of legal, financial, and technical advisors of the Creditors, shall have been paid in full.

x. The Creditors shall have received a copy of the email forwarded to the Agent, for the benefit of the Creditors, whereby Murano World requested ALG to amend the ALG Letter to eliminate the obligation to include ALG as secondary beneficiary in the Security Trust.

(g) Guarantees. The Borrower acknowledges and agrees that the Tranche B described in this Section will be subject to the terms and conditions applicable to the Loan and set forth in the Loan Agreement and in the other Loan Documents, including, without limitation, being secured by the Security Documents.

FIVE. Tranche C Terms and Conditions. Except for the terms and conditions set forth in this Clause, the Parties agree that each and every Clause of the Loan Agreement will apply mutatis mutandis to all obligations to be performed by the relevant parties in relation to Borrowings under Tranche C. Therefore, in relation to Tranche C, the Parties agree as follows:

(a) Uncommitted Line of Credit. The Borrower expressly acknowledges and agrees that Tranche C is not a committed line of credit, hence the proceeds that will be made available to it will be subject to financial availability or any other funding source used by Sabcapital at the time the respective Borrowing is requested, to the non-occurrence of an act of God or force majeure event, an Event of Acceleration, or a Material Adverse Change that requires the prior analysis and authorization of Sabcapital's risk department, and authorization of its internal corporate bodies. Therefore, if all proceeds corresponding to Tranche C are not obtained in full, the Borrower expressly acknowledges and agrees that the total amount of Tranche C that would be made available to it, as applicable, will be reduced to the corresponding extent, thus releasing Sabcapital from any liability in that regard. Therefore, the No Borrowing Fee will not apply with respect to Tranche C. Additionally, and for the avoidance of doubt, the Parties acknowledge and agree that the provisions of Clause Two paragraphs (b) (Article 292 of the LGTOC) and (c) (Non-Revolving; Proportional Credit), and Clause Three paragraph (h) (Claim of the Loan), as well as all Clauses set forth in the Loan Agreement and not contemplated by this Agreement, will apply mutatis mutandis to Tranche C, as applicable.

 INSTRUMENT.-24

(b) Tranche C Borrowings. The Borrower may make one (1) or more Tranche C Borrowings, which must be made during the Tranche C Commitment Period.

(c) Payment of Tranche C. The Parties agree that all ordinary interest and principal actually borrowed under Tranche C, as well as any other related financial charges under such Tranche, must be paid to the Creditors, through the Agent and by deposit or transfer to the Agent's Account, on the dates and in the amounts set forth in the Repayment Schedule (as amended and replaced by this Amendment) and on the same terms and conditions applicable to the Loan (including, without limitation, the Interest Payment Date, the Principal Payment Date, the Maturity Date, the Ordinary Interest Rate, the SOFR Term Rate, and the Substituted Reference Rate). Therefore, any reference to the “Loan” will also include Tranche C.

(d) Use of Proceeds. The Borrower shall use and may only use in full the proceeds of Tranche C to cover any working capital requirements of the Project in accordance with the provisions of the Budget.

(e) Promissory Notes. Each Tranche C Borrowing must be documented in the form of a Promissory Note, using the model of Promissory Note attached to the fourth amendment to the Loan Agreement as Exhibit L.

The Parties also agree that the provisions of Clause Three paragraph (e) of the Loan Agreement corresponding to the obligation of Elías Sacal Cababie to sign the Promissory Notes, as guarantor, up to an amount equivalent to 55% (fifty-five percent) of the Construction Cost of the Project and until the Stable Phase Start Date is reached, will apply to the Promissory Notes that document the Tranche C Borrowings, as applicable.

(f) Requirements for the first Tranche C Borrowing. Subject to the provisions of Clause Three paragraph (a), Sabcapital's obligation to disburse the first Tranche C Borrowing requested by the Borrower is subject to (1) fulfillment of the requirements set forth in Clause Nine Section III of the Loan Agreement, (2) the Borrower shall have delivered to the Creditors a detailed list, signed by an Authorized Officer of the Borrower, of the invoices, purchase orders, and in general, of all expenses and items in which all funds of Tranche B were used, to the satisfaction of the Creditors, no later than 2:00 p.m. (Mexico City time) or simultaneously, as applicable, on the day of the Borrowing, and (3) a list, signed by an Authorized Officer of the Borrower, of the agreements and/or any other documents executed with subcontractors in charge of the construction and installation of the Project, together with a copy of such sub-agreements. The Parties agree that, as a requirement for the first Tranche C Borrowing, the original amendment to the ALG Letter whereby ALG accepts that Murano World will not be required to include ALG as secondary beneficiary of the Security Trust as originally requested in the ALG Letter, shall be delivered to the Creditors, through the Agent, on the earlier of (i) 45 (forty-five) calendar days from the execution date of this Amendment, or (ii) the date on which the requirements set forth in (1) through (3) above have been met.,

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(g) Guarantees. The Borrower acknowledges and agrees that the Tranche C described in this Section will be subject to the terms and conditions applicable to the Loan and set forth in the Loan Agreement and in the other Loan Documents, including, without limitation, being secured by the Security Documents.

SIX. Elimination of the Miami Pledge. The Parties hereby expressly agree to modify in its entirety the second and third paragraphs of paragraph (c) of Clause Two Bis of the Loan Agreement, to read as follows:

“(c) Pledges Abroad...

The Monaco Pledge must, if applicable, remain in force until the Work Completion Date. The foregoing, on the understanding that costs corresponding to the termination of the Monaco Pledge, as well as costs of the Creditors' attorneys (whether from Monaco or Mexico, as applicable) must be paid on or about the execution date of the termination of the Monaco Pledge by the Borrower and/or Elías Sacal Cababie.

If the Monaco Pledge is in a judicial process for the enforcement thereof, the Borrower may not continue making Borrowings under the Loan in accordance with this Agreement until the proceeds from the enforcement of said pledge are actually contributed to the Project.”

SEVEN. Ordinary Interest Rate. The Parties hereby expressly agree to modify Clause Five paragraph (a) of the Loan Agreement to read as follows:

“FIVE. Interest. Applicable Margin. (a) Ordinary Interest. The Borrower shall pay to each Creditor, through the Agent, without prior demand, quarterly ordinary interest on outstanding principal of (i) the principal balance of Tranche A and (ii) each Borrowing made under Tranches B and C, as applicable during each Interest Period, at an annual rate equal to the 3 (three)-month SOFR Term Rate, plus an applicable margin of 4.0116% (four point zero point one hundred sixteen percent) (the “Ordinary Interest Rate”). The foregoing, on the understanding that the first Interest Period of Tranches B and C may be irregular.

Interest of all tranches of the Loan will be payable on each Interest Payment Date; provided that the last Interest Payment Date must occur precisely on the Maturity Date.

Accrued ordinary and default interest under this Agreement, if any, will be calculated for days actually elapsed in each Interest Period, on the basis of a 360 (three hundred sixty)- day year, including the first of such days, but excluding the last.”

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EIGHT. Elimination of the Prepayment Fee. The Parties hereby expressly agree to modify Clause Seven paragraph 2 of the Loan Agreement to read as follows:

“SEVEN. Early Prepayments of the Loan:

The Borrower shall pay all or part of the outstanding balance of the Loan in any of the following events and as indicated below:

[    ]

2. Voluntary Prepayments:

The Borrower may pay all or part of the principal of the Loan by irrevocable written notice delivered to the Agent at least 30 (thirty) calendar days prior to the date on which it wishes to make the prepayment in question, which must coincide with an Interest Payment Date under this Agreement; provided that the Borrower shall also pay accrued interest as of the date on which the prepayment in question is actually for the principal amount to be prepaid (and which is outstanding).

If, during the term of this Agreement, the Borrower obtains a firm proposal from any financial entity other than the Creditors to obtain funds to make an early repayment of the Loan (“Financing Proposal”), it shall notify the Creditors of the terms and conditions of such Financing Proposal. The Creditors, individually or jointly, will have the right to, within 45 (forty-five) Business Days following the receipt of such notice, notify the Borrower of a firm financing proposal on at least the same terms as the proposal notified to them (“Creditors' Financing Proposal”). If the Creditors, or any of them, submits a Creditors' Financing Proposal, it will be entitled to be preferred to refinance the Loan. If none of the Creditors submits a Creditors' Financing Proposal, the Borrower may obtain the loan under the terms of the Financing Proposal.

If the prepayment made by the Borrower is for an amount less than the total outstanding balance of the Borrowings at the time of prepayment, such partial prepayment will be applied by the Agent to cover repayments of the Loan in reverse order to their maturity.

The Borrower shall cover, if applicable, breakage costs resulting from the voluntary prepayment, whether or not caused by the cancellation or renewal of the Interest Rate Hedge.”

NINE. Borrowing Requirements. The Parties hereby expressly agree to modify subsection (9) and to add subsections (15) and (16) to Section III of Clause Nine of the Loan Agreement, to read as follows:

“NINE. Requirements for the execution of this Agreement and Borrowings...

III. Requirements for Subsequent Tranche B and C Borrowings. The obligation of the appropriate Creditors to make the second and subsequent Tranche B and C Borrowings requested by the Borrower is subject to the fulfillment of the following requirements, in form and substance satisfactory to the Agent and the Creditors, and the Agent shall notify the Creditors of the satisfaction of such conditions (which may be by email):

 INSTRUMENT.-27

[    ]

(9) the Agent shall have delivered to the Creditors a certificate of compliance with the Borrowings requirements;

[    ]

(15) a report from the Technical Advisor shall have been submitted, which must be approved by the Financial Advisor, confirming the amount and items set forth in the budget referred to in subsection (13) of this section...

(16) there shall be no waiver request with respect to any obligations of the Borrower and/or the Joint and Several Obligors under the Loan Documents that is pending authorization by the Creditors.”

TEN. Affirmative Covenants. The parties hereby expressly agree to modify subsection (xvi) of paragraph 3, paragraphs 18 (eighteen) and 28 (twenty-eight), and to add paragraphs 31 (thirty-one), 32 (thirty-two), and 33 (thirty-three) to Section A of Clause Ten of the Loan Agreement, to read as follows:

“TEN. Affirmative Covenants...

A. Borrower and Joint and Several Obligor

[    ]

(3) Delivery of Documentation

[    ]

(xvi) No Liens. Within the first 45 (forty-five) days of each tax year, the Borrower agrees to deliver to the Creditors, through the Agent, (x) certificates of liens or certificates of clear title with respect to the Properties, (y) certificates of liens and certificates of clear title or annotations with respect to the business of the Joint and Several Obligors, and (z) verifications in the Single Registry of Security Interests regarding any annotations appearing in the name of the Joint and Several Obligors. The foregoing, on the understanding that all such certificates and/or verifications must not be older than 30 (thirty) calendar days from the applicable delivery date.

[    ]

(18) Contributions of Capital. In any case, the Borrower shall make, from the commencement of the term of the Loan and up to the Stable Phase Start Date, contributions of capital to the Project equal to or greater than 43.20% (forty-three point twenty percent) of the sum of the Construction Cost of the Project, plus the value of the land of the Properties (considering the value included in the Budget). The foregoing will be evidenced by a certificate issued by the Technical Advisor.

[    ]

(28) Construction of the Project. The Borrower agrees to carry out the construction of the Project in accordance with the Construction Schedule, the Drawings, and the Budget, and to complete all works of the Project by March 31, 2024.

(31) Use of Proceeds. Within 60 (sixty) calendar days from the date of each Borrowing, the Borrower shall deliver a detailed list of the invoices, purchase orders, and in general, of all expenses and items for which the proceeds of the Borrowing in question were used. Such list must be signed by an Authorized Officer of the Borrower, who must certify that the proceeds of the relevant Borrowing were used in accordance with the purpose of the Loan.

 INSTRUMENT.-28

(32) CAABSA litigation. The Borrower shall provide the Agent with a report from its external legal counsel detailing the status of current lawsuits against any Affiliate of Grupo CAABSA, which must include, without limitation, the amounts claimed, the likelihood of success of the claims, and estimated time for final resolutions. Such report must be signed by an Authorized Officer of the Borrower and delivered within the first 5 (five) Business Days of the months of March, June, September, and December while any such claims remain in effect.

(33) Mortgage on Private Unit Number 3. If the work completion notice or certificate of the construction of 1,000 (one thousand) keys filed with the appropriate Governmental Authority (for the purposes of the provisions of this section, the “Work Completion Notice”) is not obtained by June 30, 2024, the Borrower and the Joint and Several Obligors agree to create, or cause to be created, a first priority mortgage in favor of the Agent, as security agent, on behalf and for the benefit of the Creditors, on Private Unit Number 3, to secure the Secured Obligations. The foregoing, on the understanding that such mortgage must be created no later than July 31, 2024.

The above, on the understanding that the aforementioned mortgage will be released once (i) the Project has been operating for at least 3 (three) months, (ii) the Borrower has duly evidenced the use of all proceeds of the Loan borrowed in accordance with the provisions of this Agreement and to the satisfaction of the Creditors; and (iii) the Operator confirms in writing that the Project is operating under the standards of the “AM Resorts” and “Hyatt” brands, respectively.

Therefore, from August 24, 2023 to the earlier of (i) July 30, 2024 and (ii) the date on which the Work Completion Notice is obtained (provided that such obtaining occurs before June 30, 2024), the Borrower and the Joint and Several Obligors agree not to create and/or not to allow the creation of any Liens on Private Unit Number 3 (except for the mortgage referred to herein, if applicable), and not to dispose of said property in any way and/or otherwise limit the availability thereof, without the prior written consent of the Agent.

The Borrower agrees to irrevocably instruct in writing, or cause to be irrevocably instructed in writing, by whoever has the authority to do so, no later than October 9, 2023, to CIBanco, S.A., Institución Banca Múltiple, as trustee of Trust CIB/3288 and whose property includes Private Unit Number 3, so that, in the event that the Work Completion Notice is not obtained by June 30, 2024, it may create a first priority mortgage on Private Unit Number 3 pursuant to the terms and conditions set forth herein; on the understanding that such instructions will become ineffective, without the need for any additional act, upon obtaining the Work Completion Notice (provided that such obtaining occurs before June 30, 2024”.

 INSTRUMENT.-29

Additionally, the parties expressly agree that, as of the date hereof, Clause Ten Section A paragraph (3) subsection (xvii) of the Loan Agreement will read as provided in the document that I add to the appendix to this notarial journal with the number of this instrument and the letter “M” (Delivery of Environmental-Social Information).

ELEVEN. Mortgage. The parties hereby expressly agree to modify the first paragraph of Clause Fifteen paragraph c) of the Loan Agreement to read as follows:

“FIFTEEN. Mortgage

[    ]

c) Proportionality of the Mortgage. The Borrower acknowledges that the value of the Total Properties according to the last Appraisal (i) during the Construction Period must maintain a maximum LTC of 58.14% (fifty-eight point fourteen percent), and (ii) as from the delivery of the first Appraisal, 90 (ninety) days after the start of operations of the Project, the Project must keep a maximum LTV of 45% (forty-five percent); therefore, in the event that such proportion decreases for any reason and remains so for an uninterrupted period of 30 (thirty) Business Days, the Agent may require in writing to the Borrower, with a copy to Murano World, and the Borrower shall create a mortgage as provided in this Clause on additional properties to the Total Properties (hereinafter, the “Additional Properties”), in order to restore the agreed proportion.

[    ]”

TWELVE. Substitution and Addition of Exhibits. The Parties expressly agree that the Repayment Schedule and the table of Commitments are modified and replaced by the documents that I add to the appendix with the number of the instrument and the letter “N” and “O”, respectively (Updated Repayment Schedule and Updated Commitments); therefore, as of the date hereof, any reference in the Loan Documents to the Repayment Schedule or to the table of Commitments will be deemed to be made to the documents that are added to the appendix to this notarial journal with the aforementioned letters.

Moreover, the Parties expressly agree that, once the Borrower delivers to the Agent the new Base Financial Case and the new Budget, such documents will replace those that were added to the Loan Agreement as Exhibits D and I, respectively, without requiring execution of an additional amendment to that effect.

THIRTEEN. Ratification of the Mortgage and Joint and Several Obligation. The Borrower, as mortgagor under the Loan Agreement: (i) hereby gives its consent to enter into this Amendment, (ii) expressly ratifies the Mortgage created under the Loan Agreement, (iii) expressly acknowledges and authorizes that each and every Property continues to secure any and all of the Secured Obligations, and that the Mortgage be extended to also secure principal and related financial charges of Tranches B and C, pursuant to the same terms and conditions set forth in the Loan Agreement.

Additionally, Operadora Hotelera GI hereby gives its consent to the execution of this Amendment and expressly ratifies and acknowledges that it continues to be jointly and severally and indivisibly required to pay to the Creditors principal, ordinary and default interest, fees, and other related financial charges payable under the Loan Agreement (as amended from time to time, including through this Amendment) pursuant to the terms set forth therein (including Tranches B and C).

 INSTRUMENT.-30

FOURTEEN. Adhering Joint and Several Obligors. Fully aware of the terms and conditions of the Loan Agreement, Murano World and Operadora Hotelera GI2 hereby agree to adhere to, absolutely and irrevocably, as joint and several obligors of the Borrower under the Loan Documents, and acknowledge that, as of the date hereof, they will be parties to the Loan Agreement as joint and several obligors, assuming all rights and obligations in favor of and responsibility of the Joint and Several Obligor under the Loan Agreement and the other Loan Documents (including, without limitation, the obligation to execute the Promissory Notes as guarantors). Therefore, the parties expressly acknowledge and agree that, as from the execution date of this Agreement, Murano World and Operadora Hotelera GI2 will be a party to the Loan Agreement and the other Loan Documents and will be considered for the purposes of the Loan Agreement as a “Joint and Several Obligor,” hence any reference to “Joint and Several Obligor” will also include Murano World and Operadora Hotelera GI2.

In addition, Murano World expressly acknowledges and agrees that, regardless of the capacity as joint and several obligor, it assumes in this Amendment, pursuant to the provisions of the paragraph above, that it will remain required to perform its obligations provided in Clauses Ten and Eleven of the Loan Agreement.

FIFTEEN. Address of Operadora Hotelera GI2. For the purposes of the provisions of Clause Twenty-Two of the Loan Agreement, Operadora Hotelera GI2 designates the following address as its address to receive notices and any communications related to or resulting from the Loan Documents, including any summons or judicial notice:

Av. F. C. de Cuernavaca veinte, Piso doce

Lomas - Virreyes, Lomas de Chapultepec III Secc.

Miguel Hidalgo Código Postal once mil, Ciudad de México

Attention: Edgar Armando Padilla Pérez, Marcos Sacal Cohen, and Laura Isabel Castillo Solís

Emails: edgar@bvg.com.mx; marcos@murano.com.mx;

lauracastillo@murano.com.mx

SIXTEEN. Replacement of Promissory Notes. The Borrower, as drawer, and the Joint and Several Obligors (including the Adhering Joint and Several Obligors) and Elías Sacal Cababie, as guarantors, agree to replace all Promissory Notes issued as of the date hereof under the Loan Agreement with new Promissory Notes in favor of each of the Creditors, as applicable, in the form of the Promissory Note attached to the fourth amendment to the Loan Agreement as Exhibit L, to reflect any Tranche B and C Borrowings, as applicable, and the new Repayment Schedule (the “New Promissory Notes”). Such replacement must be carried out as follows: (i) the Borrower shall deliver to the Agent the New Promissory Notes on the execution date of this Amendment; and (ii) the Creditors, through the Agent, shall deliver to the Borrower any and all previously executed Promissory Notes (other than the New Promissory Notes) within 5 (five) Business Days from the execution date of this Amendment.

 INSTRUMENT.-31

Until the New Promissory Notes are delivered to the Agent or the respective Creditor as provided herein, the Agent or the respective Creditor will not be required, for any reason, to cancel and return to the Borrower the old Promissory Notes, which will continue to be valid and enforceable in accordance with their terms and conditions.

SEVENTEEN. Security Trust, Chattel Pledge, and New Security Documents. Consistent with the provisions of this Amendment, each and every Creditor hereby authorizes and directs the Agent to sign, as security agent, on behalf and for the benefit of the Creditors: (i) the Third Amendment to the Security Trust, (ii) the Second Amendment to the Chattel Pledge, (iii) the Mortgage on the Playa Delfines Property, (iv) the Mortgage on Private Unit Number 2, and (v) the Pledge on Murano World Shares.

EIGHTEEN. Insurance. The Borrower and the Joint and Several Obligors agree to purchase, if applicable, and endorse or cause to be endorsed, the insurance policies corresponding to the New Properties, as applicable, in favor of the trustee of the Security Trust within 60 (sixty) calendar days following the execution of this Amendment.

NINETEEN. No Termination of Obligations. The Parties expressly agree that it is not their intention and it will not be construed that their intention is to novate and/or otherwise terminate the covenants, terms, and conditions of the Loan Agreement, the Loan Documents, and/or the Security Documents, hence this Amendment and the Loan Agreement must be construed harmoniously as a contractual unit. The Parties further agree that all other covenants and agreements reached by them in the Loan Agreement, the Loan Documents, and/or the Security Documents will remain in full force and effect, except for the rights and obligations that are expressly amended hereunder.

In this regard, the Parties agree that all provisions of the Loan Agreement, the Loan Documents, and/or the Security Documents not modified by this Amendment will remain in full force and effect and must be read and construed harmoniously considering this Amendment.

In the event of any conflict between the provisions of this Amendment and the provisions of the Loan Agreement, the provisions of this Amendment will prevail.

TWENTY. Miscellaneous. The Parties agree that the following Clauses of the Loan Agreement will apply mutatis mutandis to this Amendment: Twenty-Two (Notices); Twenty- Six (Headings); Twenty-Seven (Exhibits); Twenty-Nine (Invalidity); Thirty (Governing Law); and Thirty-One (Jurisdiction).

TWENTY-ONE. Disclosure. The information contained in any exhibit relating to any representation of any party under this Amendment will be deemed to be a disclosure, qualification, or exception, as the case may be, to any other representation of such party contained in this Amendment (whether or not such representation expressly states so).

TWENTY-TWO. Restatement of the Loan Agreement. The Parties agree to enter into an agreement no later than November 30, 2023 to restate the Loan Agreement with the amendments set forth in this Amendment and in the Prior Amendments.

INSTRUMENT.-32

All expenses and costs (including, but not limited to, legal fees) arising from the foregoing will be borne by the Borrower, if applicable.

TWENTY-THREE. Commercial Certificates. The Joint and Several Obligors (as such defined term is added to the Loan Agreement by this Amendment) agree to deliver to the Creditors, through the Agent, a copy of the certificates of liens or certificates of clear title or annotations with respect to their business, respectively, no later than 60 (sixty) calendar days from the execution date of this Amendment.

TWENTY-FOUR. Monaco Pledge. No later than September 15, 2023, ESC agrees to carry out any acts and formalities required to maintain in force or enter into a new Monaco Pledge, as may be required under the laws of the Principality of Monaco, and to obtain a legal opinion in that regard from a renowned law firm authorized to practice law in the Principality of Monaco, to the satisfaction of the Creditors, as to the validity and enforceability of any acts to be carried out in relation to the Monaco Pledge. The Parties acknowledge and agree that failure to comply with the provisions of this Clause will be considered an Event of Acceleration pursuant to Clause Twelve of the Loan Agreement.

TWENTY-FIVE. Appraisals. The Borrower agrees to deliver to the Creditors, through the Agent, updated Appraisals of the Total Properties, no later than 60 (sixty) calendar days from the earlier of (i) the Work Completion Date or (ii) June 30, 2024. The foregoing on the understanding that such appraisals must not be older than 60 (sixty) calendar days from the respective delivery date.

TWENTY-SIX. Waiver Fee. The Parties agree that (i) the Waiver Fee will have retroactive effects only with respect to the waiver request authorized by the Creditors on July 10, 2023, hence it will be payable only with respect to such request within 90 (ninety) calendar days from the execution date of this Amendment or on the date on which the first borrowing of Tranche C occurs, whichever occurs first, and (ii) as from the execution date of this Amendment, the Waiver Fee will apply pursuant to the terms and conditions set forth in the new definition of “Waiver Fee” added to the Loan Agreement by this Amendment.

TWENTY-SEVEN. Letter of Instructions and Amendment to Trust CIB/3288. Murano World and Murano AT GV agree to execute, together with the trustee of Trust CIB/3288, to the satisfaction of the Creditors, an amendment to said trust so that the trustee of said trust may mortgage Private Unit Number 3 (three) to secure the Secured Obligations in accordance with the terms and conditions set forth herein (the “Amendment to Trust CIB/3288”). The foregoing, on the understanding that (i) the Amendment to Trust CIB/3288 must be executed within 30 (thirty) Business Days from the execution date of this Amendment, and (ii) breach of this obligation will be considered an Event of Acceleration pursuant to Clause Twelve of the Loan Agreement.

Murano AT GV, as administrator of Trust CIB/3288, agrees, by executing this Amendment, to expressly and irrevocably instruct the trustee of said trust, within two (2) Business Days from the date on which the Amendment to Trust CIB/3288 is executed, so that in the event that the work completion notice or certificate with respect to 1,000 (one thousand) keys filed with the appropriate Governmental Authority (for the purposes of this Clause, the “Work Completion Notice”) is not obtained by June 30, 2024, it may create a first priority mortgage on Private Unit Number 3 (three) as provided in this Amendment; on the understanding that such instructions will become ineffective, without the need for any additional act, upon obtaining the Work Completion Notice (provided that such obtaining occurs before June 30, 2024).

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The Parties acknowledge and agree that failure to comply with the provisions above will be considered an Event of Acceleration pursuant to Clause Twelve of the Loan Agreement.

TWENTY-EIGHT. Joint and Several Obligors’ Debt. The Parties acknowledge and agree that, as from the date hereof, Murano World and Operadora Hotelera GI2, as Joint and Several Obligors, will be required to perform each and every obligation of the “Joint and Several Obligor” set forth in the Loan Documents, including, without limitation, the negative covenant contained in Clause Eleven Section A paragraph (4) of the Loan Agreement regarding the no assumption of Debt (except Permitted Debt) in accordance with the terms and conditions set forth therein.

The above on the understanding that, solely and exclusively with respect to Murano World, assuming Debt will be subject to the following terms and conditions: (i) Murano World agrees not to modify any terms of the ALG (Hyatt) Loan Agreement that affect, directly or indirectly, the amount or term of such Debt, without the prior written consent of the Creditors, and (ii) Murano World will have the right to assume Debt (other than under the ALG (Hyatt) Loan Agreement, in which case it shall comply with the provisions of paragraph (i) above) up to an amount equivalent, either in one or more transactions, to US$9,000,000.00 (nine million and 00/100 dollars, legal tender in the United States of America), without requiring the prior written consent of the Creditors. The Parties acknowledge and agree that failure to comply with the provisions of this paragraph will be considered an Event of Acceleration pursuant to Clause Twelve of the Loan Agreement.

TWENTY-NINE. Interest Rate Hedge. The Parties agree that, notwithstanding the increase in the Loan by virtue of the granting of Tranches B and C as provided herein, the notional amount of Interest Rate Hedge will not need to be adjusted, hence it must be maintained in an amount equivalent to at least 70% (seventy percent) of the outstanding balance of Tranche A (that is, without considering Tranches B and C Borrowings).

Notwithstanding the above, no later than (i) 180 (one hundred eighty) calendar days from the execution date of this Amendment, or (ii) the Work Completion Date, whichever occurs first, the Borrower shall make, to the satisfaction of the Creditors, any modifications required in the Interest Rate Hedge, or obtain an additional Interest Rate Hedge, as applicable, resulting from the execution of this Amendment, to reflect or cover the new Repayment Schedule and the new Maturity Date.

R E P R E S E N T A T I V E   C A P A C I T Y

INSTRUMENT.-34

The persons appearing before me represent, under oath, that their respective principals have legal capacity to enter into this act, that their respective capacity through which they act is in fore under its terms, and they swear, as applicable, that their positions are effective, which they evidence to me as follows:

I. Juan Pablo Baigts Lastiri and Gerardo Ibarrola Samaniego, on behalf of CIBANCO, SOCIEDAD ANÓNIMA, INSTITUCIÓN DE BANCA MÚLTIPLE, with instrument number one hundred ninety thousand four hundred forty-three, granted in this City, on May thirty-first, two thousand twenty-three, before Notary Public number one hundred twenty-one, Amando Mastachi Aguario, whereby CIBANCO, SOCIEDAD ANÓNIMA, INSTITUCIÓN DE BANCA MÚLTIPLE, by resolution of the Annual Ordinary General Shareholders' Meeting held on April twenty-eighth, two thousand twenty-three, appointed as Trust Officers, among others, Juan Pablo Baigts Lastiri, as Trust Officer with signature "A", and Gerardo Ibarrola Samaniego, as Trust Officer with signature "B", who jointly have general power of attorney for litigation and collection, for acts of management, and for acts of ownership, in terms of the first three paragraphs of Article Two Thousand Five Hundred Fifty-Four of the Civil Code in force in this City, and its related article in the Federal Civil Code and in the Civil Codes of the other states of Mexico, as well as power of attorney to execute negotiable instruments in terms of Article Nine of the General Law of Negotiable Instruments and Credit Transactions, and the authority to grant and revoke powers of attorney. Said instrument was recorded in the Public Registry of Commerce of this City, in electronic commercial folio number three hundred eighty-four thousand two hundred thirty-five dash one.

In said instrument, with the information and insertions of the case, the legal incorporation and existence of CIBANCO, SOCIEDAD ANÓNIMA, INSTITUCIÓN DE BANCA MÚLTIPLE was evidenced, which has its registered office in this City, indefinite term, fixed minimum capital stock of Two Billion Seven Hundred Fifty Million Twenty-Six Thousand Six Hundred Ninety Pesos, MXN, clause for the admission of foreigners, and having as its main purpose the provision of banking and credit services in terms of the provisions of the Credit Institutions Law (Ley de Instituciones de Crédito, "LIC") and, accordingly, it may carry out the transactions and provide the banking services referred to in Article Forty-Six (46) and other applicable articles of the LIC, in accordance with the other applicable provisions, and in compliance with sound banking and commercial practices and customs.

II. Marcos Sacal Cohen, on behalf of:

(i) OPERADORA HOTELERA G.I., SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, with instrument number four thousand five hundred seventy-one, granted in the City of Cancún, State of Quintana Roo, on August eighth, two thousand twenty-three, Notary Public number seventy-two of that State, Javier Horacio Sauza Semerena, whereby his principal granted to him, to exercise them individually, a general power of attorney for litigation and collection, for acts of management, and for acts of ownership, in terms of the first three paragraphs of Article Two Thousand Eight Hundred Ten of the Civil Code in force for the State of Quintana Roo; the first three paragraphs of Article Two Thousand Five Hundred Fifty-Four of the Federal Civil Code, and related articles in the Civil Codes of the other States of Mexico, power of attorney to draw, accept, certify, issue, subscribe, endorse, and guarantee all kinds of negotiable instruments, in terms of Article Nine of the General Law of Negotiable Instruments and Credit Transactions.

INSTRUMENT.-35

Such instrument was recorded in the Public Registry of Commerce of this City, in the national electronic commercial folio of the year two thousand eighteen, number zero seventy-eight thousand twenty-six.

In said instrument, with the information and insertions of the case, the legal incorporation and existence of OPERADORA HOTELERA G I., SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE was evidenced,, which has its registered office in this City, a term of ninety-nine years, clause for the admission of foreigners, with a minimum fixed variable capital stock of fifty thousand pesos, MXN and unlimited variable maximum, and, with the purpose, among others, to develop, divide, build, design, remodel, urbanize, operate, and manage all types of real estate, whether urban or non-urban properties, residential houses, housing complexes, tourist complexes, horizontal and/or vertical condominiums, hotels, shopping centers, self-service stores, buildings and, in general, all types of engineering and architectural works in the public and private sectors, as well as to enter into any type of contract, agreement or instrument for foreign exchange or interest rate hedging with any domestic or foreign credit institution, whereby a term, amount, and a specified value for the exchange rate of the peso vis-a-vis a foreign currency are fixed; as well as any type of contracts, agreements, or instruments that provide for mechanisms that allow the company to protect itself from the volatility of Mexican currency vis-a-vis foreign currencies.

(ii) MURANO WORLD, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE (formerly BVG World, Sociedad Anónima de Capital Variable), with instrument number sixty-one thousand thirty-six, granted in this City, on February twenty-eighth, two thousand twenty-three, before Notary Public number one hundred thirty-one, Gabriel Benjamín Díaz Soto, whereby MURANO WORLD, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE (formerly BVG World, Sociedad Anónima de Capital Variable), granted him a general power of attorney for litigation and collection, for acts of management, for acts of management in labor matters and for acts of ownership in terms of the first three paragraphs of Article Two Thousand Five Hundred Fifty-Four of the Civil Code in force in this City and its related articles in the Civil Codes of the other States of Mexico and the Federal Civil Code, power of attorney to draw, accept, certify, issue, subscribe, endorse, and guarantee all kinds of negotiable instruments in terms of Article Nine of the General Law of Negotiable Instruments and Credit Transactions (Ley General de Títulos y Operaciones de Crédito). Said instrument was recorded in the Public Registry of Commerce of this City, in commercial folio number three hundred sixty-three thousand thirty-four.

In said instrument, with the information and insertions of the case, the legal incorporation and existence of MURANO WORLD, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE was evidenced, which has its registered office in this City, a term of ninety-nine years, a clause for the admission of foreigners, with a minimum fixed variable capital stock of three thousand pesos, MXN, and unlimited variable maximum, and, with the purpose, among others, of the study, planning and exploitation, either directly or through the specialized companies with which it associates, participates as shareholder or enters into agreements, related to tourism, construction, purchase and sale of real estate developments domiciled in Mexico or overseas, and the possibilities of increasing their equity, as well as granting guarantees and joint and several security, and creating guarantees for the benefit of third parties.

INSTRUMENT.-36

OPERADORA HOTELERA GRAND ISLAND II, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, with instrument number forty-seven thousand ninety-four, granted in this City, on July seventh, two thousand twenty-one, before Notary Public number one hundred eighty, Luis Eduardo Paredes Sánchez, whereby OPERADORA HOTELERA GRAND ISLAND II, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, granted a general power of attorney for litigation and collection, for acts of administration, for acts of management, and for acts of ownership in terms of the first three paragraphs of Article Two Thousand Five Hundred Fifty-Four of the Civil Code in the Civil Code of this City, granted him general power of attorney for litigation and collection, for acts of management, for acts of administration, and for acts of ownership in terms of the first three paragraphs of Article Two Thousand Five Hundred Fifty-Four of the Civil Code in force in this City and its related articles in the Civil Codes of the States of Mexico, enjoying even those that require a special clause and which are referred to in Article Two Thousand Five Hundred Eighty-Seven of the Federal Civil Code and related articles of the Civil Codes for the States and those referred to in Articles Two Thousand Five Hundred Seventy-Four, Two Thousand Five Hundred Eighty- Two and Two Thousand Five Hundred Ninety-Three of the Federal Civil Code and related articles of the Civil Codes for the States, and Article Nine of the General Law of Negotiable Instruments and Credit Transactions, including, without limitation (sic). Said instrument was recorded in the Public Registry of Commerce of this City, in electronic mercantile folio number two thousand twenty-one million fifty-three thousand six hundred fifty-one.

In said instrument, with the information and insertions of the case, the legal incorporation and existence of OPERADORA HOTELERA GRAND ISLAND II, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE was evidenced, with its registered office in this City, a term of ninety-nine years, clause for the admission of foreigners, with a fixed minimum variable capital stock of fifty thousand pesos, MXN, and unlimited variable maximum, and, with the purpose, among others, to develop, divide, build, design, remodel, urbanize, operate, and manage all types of real estate, whether urban or non-urban properties, residential houses, housing complexes, tourist complexes, horizontal and/or vertical condominiums, hotels, shopping centers, self-service stores, buildings and, in general, all types of engineering and architectural works in the public and private sectors.

(iv) MURANO PV, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, with instrument number thirteen thousand seven hundred forty-four, granted in Nuevo Vallarta, Municipality of Bahía de Banderas, State of Nayarit, on February eighteenth, two thousand fourteen, before the Notary Public thirty-one of that State, José Luis Reyes Vázquez, whereby his principal, at the time of its incorporation, granted him a general power of attorney for litigation and collection, for acts of management, and for acts of ownership, in terms of the first three paragraphs of Article Two Thousand Five Hundred Fifty-Four of the Civil Code in force in this City and its related articles in the Civil Codes of the other States of Mexico and of the Federal Civil Code, power of attorney to draw, accept, certify, issue, subscribe, endorse, and guarantee all kinds of negotiable instruments in terms of Article Nine of the General Law of Negotiable Instruments and Credit Transactions. Said instrument was recorded in the Public Registry of Commerce of this City, in electronic commercial folio number five hundred fourteen thousand three hundred three dash one.

INSTRUMENT.-37

In said instrument, with the information and insertions of the case, the legal incorporation and existence of MURANO PV, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE was evidenced, with its registered office in this City, a term of ninety-nine years, a clause of admission of foreigners, with fixed minimum variable capital stock of three thousand pesos, MXN, and unlimited variable maximum, and, with the purpose, among others, of the organization, management, operation, promotion, representation, dissemination, purchase, sale, rent, and exploitation of hotels, motels, condominiums, tourist complexes, recreational, diverse and lodging centers and especially the promotion and sale of rights of use in the time-sharing system, as well as to grant guarantees and to be jointly and severally bound, and to create guarantees for the benefit of third parties.

(v) ELÍAS SACAL CABABIE, with instrument number thirteen thousand two hundred sixty-two, granted in Nuevo Vallarta, Municipality of Bahía de Bandera, State of Nayarit, on July thirteenth, two thousand twenty-two, before Notary Public number ten of that State, Guillermo Loza Ramírez, whereby his principal granted him a general power of attorney for litigation and collection, for acts of management. and for acts of ownership, in terms of the first three paragraphs of Article Two Thousand Five Hundred Fifty-Four of the Civil Code in force in this City and its related articles in the Civil Codes of the other States of Mexico, and of the Federal Civil Code, power of attorney to draw, accept, certify, issue, subscribe, endorse and guarantee all kinds of negotiable instruments in terms of Article Nine of the General Law of Negotiable Instruments and Credit Transactions, who in order to exercise the power for acts of ownership and to subscribe and guarantee negotiable instruments and credit transactions, the attorney-in-fact must previously receive electronic instruction from the principal issued by e-mail instructing him to subscribe and execute the agreement being ratified in this instrument.

Marcos Sacal Cohen shows me and I add to the appendix of my records with the number of this instrument and letter "P", the electronic instruction of the principal referred to in the immediately preceding paragraph.

(vi) MURANO AT GV, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, with instrument number thirteen thousand seven hundred forty-three, granted in Nuevo Vallarta, Municipality of Bahía de Banderas, State of Nayarit, on February eighteenth, two thousand fourteen, before Notary Public number thirty-one, José Luis Reyes Vázquez, whereby MURANO AT GV, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE and was granted a general power of attorney for litigation and collection, for acts of management, and for acts of ownership in terms of the first three paragraphs of Article Two Thousand Five Hundred Fifty-Four of the Civil Code in force in this City and its related articles in the Civil Codes of the other States of Mexico, enjoying even those that require a special clause and which are referred to in Article Two Thousand Five Hundred Eighty-Seven of the Federal Civil Code and the related articles of the Civil Codes for the States and those referred to in Articles Two Thousand Five Hundred Seventy-Four, Two Thousand Five Hundred Eighty-Two, and Two Thousand Five Hundred Ninety-Three of the Federal Civil Code and the related articles of the Civil Codes for the States and Article Nine of the General Law of Negotiable Instruments and Credit Transactions, including, without limitation (sic). Said instrument was recorded in the Public Registry of Commerce of this City, in the electronic commercial folio number 514398 (five hundred fourteen thousand three hundred ninety-eight).

INSTRUMENT.-38

In said instrument, with the information and insertions of the case, the legal incorporation and existence of MURANO AT GV, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE was evidenced, with its registered office in this City, a term of ninety-nine years, a clause of admission of foreigners, with a minimum fixed variable capital stock of fifty thousand pesos, MXN, and an unlimited variable capital, with the purpose, among others, being the organization, management, operation, promotion, representation, dissemination, sale and purchase, rent, exploitation, of Hotels, Motels, Condominiums, Tourist Complexes, Recreational Centers, of diverse and lodging facilities, and especially the promotion and sale of rights of use in the time-sharing system.

III. Gabriel Vázquez Celis, on behalf of:

With respect to SABCAPITAL, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, SOCIEDAD FINANCIERA DE OBJETO MÚLTIPLE, ENTIDAD REGULADA, with instrument number eighty-five thousand four hundred forty-one, granted in this City, on March twenty-third, two thousand twenty, before Notary Public number two hundred twelve of Mexico City, Francisco I. Hugues Vélez, SABCAPITAL, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, SOCIEDAD FINANCIERA DE OBJETO MÚLTIPLE, ENTIDAD REGULADA, by unanimous resolution of the members of the Board of Directors adopted on March twenty-third, two thousand twenty, appointed Gabriel Vázquez Celis as attorney- in-fact A, granting him to exercise individually, when previously authorized in writing by an attorney-in-fact B, a general power of attorney for litigation and collection, for acts of management, and for acts of ownership, in terms of the first three paragraphs of Article Two Thousand Five Hundred Fifty-Four of the Civil Code in force in this City, and its related articles in the Civil Codes of the States of Mexico and the Federal Civil Code, as well as power of attorney to grant, issue, draw, draw, subscribe, endorse, and guarantee all kinds of negotiable instruments in terms of Article Nine of the General Law of Negotiable Instruments and Credit Transactions, and enter into all types of credit transactions, including opening, managing, handling, operating online and closing bank accounts, limited exclusively to (i) signing, formalizing, and ratifying all types of loan agreements, including, without limitation, amendments, extensions, nondisclosure agreements, renewals, extensions, novation, restructurings, acknowledgments of indebtedness, restructurings, agreements for the assignment of loans both as assignor and assignee, including the signature to accept the assignment, discount line and factoring agreements, trust agreements, and any act or document related thereto, (ii) accept, modify, replace, substitute, cure, ratify all types of real or personal guarantees, including joint and several guarantees, first demand guarantees granted by debtors, borrowers, and other obligors that have provided such guarantees in favor of the Company, and replace, cancel, release, and extinguish such guarantees, either partially or totally, provided that payment of the respective debts is received, whether they are paid in full or in part (unless it is a replacement, where payment need not necessarily be received), being able to sign all public and private documentation required for such purposes, (iii) grant and accept all types of guarantees, letters, certificates, recoveries, cancellations and/or exchanges of loans, documents and/or instruments, as well as the signing of legal instruments before notaries, related to the documents through which the power of attorney is exercised, and (iv) designate agent banks in syndicated transactions.

INSTRUMENT.-39

Gabriel Vázquez Celis shows me and I attach to the appendix of these records with the number of this instrument and letter “Q”, an “Authorization Letter” granted by his principal, to supplement his authority.

In said instrument, with the information and insertions of the case, the legal incorporation and existence of SABCAPITAL, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, SOCIEDAD FINANCIERO DE OBJETO MÚLTIPLE, ENTIDAD REGULADA was evidenced, with its registered office in this City, with a perpetual term, clause for the admission of foreigners, with variable capital stock with a fixed minimum of one thousand three hundred forty-three million pesos, MXN, and its purpose being the regular and professional performance of credit, financial leasing, and factoring transactions, and additionally, the management of any type of loan portfolio and the leasing of real estate and personal property.

(ii) With respect to BANCO SABADELL, SOCIEDAD ANÓNIMA, INSTITUCIÓN DE BANCA MÚLTIPLE, with instrument number eighty-five thousand four hundred forty-three, granted in this City, on March twenty-third, two thousand twenty, before Notary Public number two hundred twelve of Mexico City, Francisco I. Hugues Vélez, BANCO SABADELL, SOCIEDAD ANÓNIMA, INSTITUCIÓN DE BANCA MÚLTIPLE, by unanimous resolution of the members of the Board of Directors adopted on March twenty-third, two thousand twenty, appointed Gabriel Vázquez Celis as attorney-in-fact A, granting him to exercise individually, when previously authorized in writing by an attorney-in-fact B, a general power of attorney for litigation and collection, for acts of management, and for acts of ownership, in terms of the second and third paragraphs of Article Two Thousand Five Hundred Fifty-Four of the Civil Code in force in this City, and its related articles in the Civil Codes of the States of Mexico and the Federal Civil Code, as well as power of attorney to grant, issue, draw, draw, subscribe, endorse, and guarantee all kinds of negotiable instruments in terms of Article Nine of the General Law of Negotiable Instruments and Credit Transactions, and enter into all types of credit transactions, including opening, managing, handling, operating online and closing bank accounts, limited exclusively to (i) signing, formalizing, and ratifying all types of loan agreements, including, without limitation, amendments, extensions, nondisclosure agreements, renewals, extensions, novation, restructurings, acknowledgments of indebtedness, restructurings, agreements for the assignment of loans both as assignor and assignee, including the signature to accept the assignment, discount line and factoring agreements, trust agreements, and any act or document related thereto, (ii) accept, modify, replace, substitute, cure, ratify all types of real or personal guarantees, including joint and several guarantees, first demand guarantees granted by debtors, borrowers, and other obligors that have provided such guarantees in favor of the Company, and replace, cancel, release, and extinguish such guarantees, either partially or totally, provided that payment of the respective debts is received, whether they are paid in full or in part (unless it is a replacement, where payment need not necessarily be received), being able to sign all public and private documentation required for such purposes, (iii) grant and accept all types of guarantees, letters, certificates, recoveries, cancellations and/or exchanges of loans, documents and/or instruments, as well as the signing of legal instruments before notaries, related to the documents through which the power of attorney is exercised, and (iv) designate agent banks in syndicated transactions.

INSTRUMENT.-40

Gabriel Vázquez Celis shows me and I attach to the appendix of these records with the number of this instrument and letter “R”, an “Authorization Letter” granted by his principal, to supplement his authority.

In said instrument, with the information and insertions of the case, the legal incorporation and existence of BANCO SABADELL, SOCIEDAD ANÓNIMA, INSTITUCIÓN DE BANCA MÚLTIPLE was evidenced, with its registered office in this City, a perpetual term, clause for the admission of foreigners, with a fixed minimum variable capital stock of three thousand three hundred eighty-six million nine hundred forty-six thousand pesos, MXN, and an unlimited variable maximum, and with the purpose of providing banking and credit services under the terms of the Credit Institutions Law and, accordingly, it may perform banking transactions and provide banking services.

IV.- Karla Yeneri Ventre Guerrero and Cesar Eduardo de la Peña Domínguez, on behalf of BANCO NACIONAL DE COMERCIO EXTERIOR, SOCIEDAD NACIONAL DE CRÉDITO, INSTITUCIÓN DE BANCA DE DESARROLLO, evidence their legal capacity with the following instruments:

(i) Karla Yeneri Ventre Guerrero, with instrument number forty seven thousand six hundred nineteen, granted in this City, on December twelfth, two thousand eleven, before the Notary Number fourteen of the Federal District, Maximino García Cueto, whereby BANCO NACIONAL DE COMERCIO EXTERIOR, SOCIEDAD NACIONAL DE CRÉDITO, INSTITUCIÓN DE BANCA DE DESARROLLO granted her to exercise jointly with another attorney-in-fact with the same authority, a general power of attorney for acts of management, in terms of the second paragraph of Article Two Thousand Five Hundred Fifty-Four of the Civil Code in force in this City, as well as general power of attorney to grant, subscribe, guarantee, and endorse credit instruments, in terms of Article Nine of the General Law of Negotiable Instruments and Credit Transactions.

INSTRUMENT.-41

(iii) Cesar Eduardo de la Peña Domínguez, with instrument number forty-eight thousand four hundred thirty-four, granted in this City, on July second, two thousand twelve, before the same Notary Public as the previous one, whereby BANCO NACIONAL DE COMERCIO EXTERIOR, SOCIEDAD NACIONAL DE CRÉDITO, INSTITUCIÓN DE BANCA DE DESARROLLO granted her to exercise jointly or severally the same authority, a general power of attorney for acts of management, in terms of the second paragraph of Article Two Thousand Five Hundred Fifty-Four of the Civil Code in force in this City, as well as general power of attorney to grant, subscribe, guarantee, and endorse credit instruments, in terms of Article Nine of the General Law of Negotiable Instruments and Credit Transactions.

(iii) In said instruments, with the information and insertions of the case, the legal incorporation and existence of BANCO NACIONAL DE COMERCIO EXTERIOR, SOCIEDAD NACIONAL DE CRÉDITO, INSTITUCIÓN DE BANCA DE DESARROLLO was evidenced, which is currently governed by its Organic Law published in the Federal Official Gazette dated January twentieth, nineteen eighty-six, with its registered office in Mexico City, a perpetual term, and a capital stock of three trillion pesos, MXN, with its purpose being, among others, to finance the foreign trade of goods and services of the country, as well as to participate in the promotion of such activities.

V. NATALIA ANDREA RICO RODRÍGUEZ, on behalf of CAIXABANK, S.A., with instrument number one hundred thousand eight hundred thirty-two, granted in this City, on August twenty-fourth, two thousand twenty-three, before the undersigned Notary Public, whereby the power of attorney granted by CAIXABANK, S.A. to her, in Barcelona, Spain, on August seventeenth, two thousand twenty-three, before Notary Public Salvador Farrés Ripoll, Notary Public of the Notarial Association of Catalonia, was notarized and granted her express authority to execute the amendment that is being hereby ratified.

VI. Arturo Gochicoa Acosta, on behalf of NACIONAL FINANCIERA, SOCIEDAD NACIONAL DE CRÉDITO, INSTITUCIÓN DE BANCA DE DESARROLLO, with instrument number fifty-five thousand nine hundred and eighteen, granted in this City, on February twenty-first, two thousand nineteen, before Notary Public number one hundred thirty-one, Gabriel Benjamín Díaz Soto, whereby his principal, granted him a general power of attorney for acts of management, in terms of the second paragraph of Article Two Thousand Five Hundred Fifty-Four of the Civil Code in force in this City, and related articles in the other Civil Codes of the States of Mexico, as well as a special power of attorney to enter into Loan, Syndicated Loan, or Co-Financing agreements in which NACIONAL FINANCIERA, SOCIEDAD NACIONAL DE CRÉDITO, INSTITUCIÓN DE BANCA DE DESARROLLO appears as the lender, authorizing him so that in such agreements it may grant an agency relationship for the benefit of the "administrative agents" and/or "collateral agents", whereby said "agents" for and on behalf of the lender, process, execute, and sign the guarantee documents and carry out the other transactions and activities provided for in the loan agreements and other documentation of the relevant transaction.

INSTRUMENT.-42

In said instrument, with the information and insertions of the case, the legal incorporation and existence of NACIONAL FINANCIERA, SOCIEDAD NACIONAL DE CRÉDITO, INSTITUCIÓN DE BANCA DE DESARROLLO was evidenced, which is currently governed by its Organic Law published in the Federal Official Gazette on December twenty-sixth, nineteen eighty-sixth, and by its last amendment dated January tenth, two thousand fourteen, with its registered office in Mexico City, Federal District, a perpetual term, capital stock of two billion three hundred ninety million pesos, MXN, and with its purpose being, among others, to promote savings and investment, as well as to channel financial and technical support to industrial development and, in general, to the national and regional economic development of the country.

P A R T I C U L A R S

The persons appearing before me represent the following to be their particulars:

JUAN PABLO BAIGTS LASTIRI, born in this City on April fourth, nineteen seventy-five, Mexican by birth, single, an Attorney at Law, with his address at Plaza Campos Elíseos number one, eighth floor, Mariano Escobedo five hundred ninety-five, Polanco Quinta Sección, Alcaldía Miguel Hidalgo, Zip Code eleven thousand five hundred sixty, in this City, and he identifies himself with voter ID with folio number "0000082284257" (zero, zero, zero, zero, zero, zero, eight, two, two, eight, four, two, five, seven), issued by the Federal Electoral Institute (Instituto Federal Electoral).

GERARDO IBARROLA SAMANIEGO, born in this City on January twenty-seventh, nineteen seventy-four, Mexican by birth, married, an Attorney at Law, with his address at Plaza Campos Elíseos number one, eighth floor, Mariano Escobedo five hundred ninety- five, Rincón del Bosque, Bosque de Chapultepec Primera Sección, Alcaldía Miguel Hidalgo, Zip Code eleven thousand five hundred eighty, in this City, and he identifies himself with voter ID with identification number "IDMEX1251095984" (IDMEX, one, two, five, one, zero, nine, nine, five, nine, eight, four), issued by the National Electoral Institute.

MARCOS SACAL COHEN, born in this City on December twenty-ninth, nineteen ninety- two, Mexican by birth, married, a businessman, with his office at Paseo de las Palmas one thousand two hundred seventy, Colonia Lomas de Chapultepec, Alcaldía Miguel Hidalgo, zip code eleven thousand, in this City, and he identifies himself with voter ID with identification number "IDMEX1300435589" (IDMEX, one, three, zero, zero, four, four, three, five, five, eight, nine), issued by the National Electoral Institute, who represents that his principal is: ELÍAS SACAL CABABIE, born in this City on the December eighth, nineteen sixty-five, Mexican by birth, single, a businessman, with his registered office at Paseo de las Palmas one thousand two hundred seventy, Colonia Lomas de Chapultepec, Alcaldía Miguel Hidalgo, zip code eleven thousand, in this City.

INSTRUMENT.-43

GABRIEL VÁZQUEZ CELIS, a born in this City on July twelfth, nineteen seventy-three, Mexican by birth, single, a bank officer, with his address at Avenida Miguel de Cervantes Saavedra number one hundred ninety-three, fifteenth floor, Colonia Granada, Alcaldía Miguel Hidalgo, Zip Code eleven thousand five hundred twenty, in this City, and he identifies himself with a voter ID issued in the year two thousand eighteen, on the back of which appears identification number "IDMEX1719508461" (IDMEX, one, seven, one, nine, five, zero, eight, four, six, one), issued by the National Electoral Institute, valid until the year two thousand twenty-eight.

CÉSAR EDUARDO DE LA PEÑA DOMÍNGUEZ, born in Tuxtla Gutiérrez, Chiapas on July twentieth, nineteen sixty-seven, Mexican by birth, single, a bank officer, with his address at Periférico Sur Number Four Thousand Three Hundred Thirty-Three, Colonia Jardines de la Montaña, Alcaldía Tlalpan, Zip Code fourteen thousand two hundred ten, in this City, and he identifies himself with a voter ID with identification number "IDMEX1640480412" (IDMEX, one, six, four, zero, four, eight, zero, four, one, two), issued by the National Electoral Institute.

KARLA YENERI VENTRE GUERRERO, born in this City on November twenty-sixth, nineteen ninety-six, Mexican by birth, single, a bank officer, with her address at Periférico Sur Number Four Thousand Three Hundred Thirty-Three, Colonia Jardines de la Montaña, Alcaldía Tlalpan, Zip Code fourteen thousand two hundred ten, in this, and she identifies himself with a voter ID with identification number "IDMEX1728972451" (IDMEX, one, seven, two, eight, nine, seven, two, four, five, one), issued by the National Electoral Institute.

NATALIA ANDREA RICO RODRÍGUEZ, born in Colombia on December sixth, nineteen eighty-three, Colombian, who evidences her legal stay in the country with immigration form number "2778487" (two, seven, seven, eight, eight, four, eight, seven), with temporary resident status, issued on June seventeenth, two thousand twenty-three, by the National Immigration Institute (Instituto Nacional de Migración), single, a bank officer, with her address at in Avenida Tecamachalco forty-nine, interior number nine hundred two, colonia Reforma Social, Alcaldía de Miguel Hidalgo, in this City, who identifies herself with the aforementioned immigration form.

ARTURO GOCHICOA ACOSTA, born in Tampico, Tamaulipas on September seventh, nineteen eighty-nine, Mexican by birth, single, a bank officer, with his address at Insurgentes Sur number nineteen seventy-one, Torre IV, Colonia Guadalupe Inn, Alcaldía Álvaro Obregón, Zip Code zero one thousand twenty, in this City, and he identifies himself with a voter ID with identification number "IDMEX2272083088" (IDMEX, two, two, seven, two, zero, eight, three, zero, eight, eight, eight), issued by the National Electoral institute. -

I, THE NOTARY, DO HEREBY CERTIFY:

a) That the persons appearing before me identified themselves with the aforementioned document, and I consider them to have legal capacity, since I have no evidence to the contrary.

INSTRUMENT.-44

b) That I read this instrument to the persons appearing before me, having informed them of their right to read it themselves.

c) That I explained to the persons appearing before me the value and legal consequences of the content of this instrument, and I informed them of the penalties for those that make misrepresentations before Notaries, and I informed them that their representations are deemed made under oath.

d) That with respect to the personal data contained in this instrument, its appendix, and in the respective file, I certify that I made available to the persona appearing before me the privacy notice, and that they authorized and granted their consent under the terms of Articles Eight and Nine of the Federal Law for the Protection of Personal Data Held by Private Parties, so that they may be provided to the authorities with jurisdiction, including tax, judicial authorities, and public registries, and persons that have standing with respect thereto.

e) That what has been listed and inserted coincides with the originals to which I remit, and which I had before me.

f) That the persons appearing before me stated to the undersigned Notary their consent with this instrument, and their full understanding, and they sign it for certification purposes on.

/s/ Juan Pablo Baigts

Signature of Attorney Juan Pablo Baigts.

/s/ Marcos Sacal Cohen

Signature of Mr. Marcos Sacal Cohen.

/s/ Gabriel Vázquez Celis

Signature of Mr. Gabriel Vázquez Celis.

/s/ Cesar Eduardo de la Peña Domínguez

Signature of Mr. Cesar Eduardo de la Peña Domínguez.

/s/ Karla Yeneri Ventre Guerrero

Signature of Mrs. Karla Yeneri Ventre Guerrero.

/s/ Natalia Andrea Rico Rodríguez

Signature of Mrs. Natalia Andrea Rico Rodríguez.

/s/ Arturo Gochicoa Acosta

Signature of Mr. Arturo Gochicoa Acosta.

R. Núñez. Signed.

A seal: Attorney Roberto Núñez and Flag Notary 1 Federal District, Mexico. United Mexican States.

ADDITIONAL NOTES:

FIRST NOTE: MEXICO CITY. TWENTY-FOURTH OF AUGUST, TWO THOUSAND TWENTY-THREE. ON THIS DATE, I ADD TO THE APPENDIX OF THIS INSTRUMENT WITH THE LETTER "T." THE PRECAUTIONARY NOTICE FILED WITH THE PUBLIC PROPERTY REGISTRY OF THE STATE OF QUINTANA ROO. I CERTIFY. NUÑEZ. SIGNED